UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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ESSENTIAL UTILITIES, INC.

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Essential™

Providing natural resources for life.

AQUA

Proven. Purpose. Progress.

2024 Annual Meeting of Shareholders

NYSE: WTRG

GROWTH

Essential's growth strategy addresses two of our nation's biggest crises: crumbling infrastructure due to years of neglect and a changing climate. Our ongoing commitment to infrastructure investment and innovation will continue to bring new energy solutions to more communities across our service footprint.

OPERATIONAL EXCELLENCE

As a regulated utility provider, Essential brings ingenuity and operational excellence to deliver affordable, reliable, high-quality natural resources to customers.

PREMIER EMPLOYER

Guided by integrity, respect and excellence, Essential is committed to not only improving the lives of our customers, but also having a workforce that is representative of who we serve.

SUPERIOR CUSTOMER EXPERIENCE

Essential is deeply committed to caring for our customers through continuous improvement in our service and delivery of clean, reliable, affordable and safe natural resources.

COMMUNITY ADVOCATE

At Essential, we are an important local presence in each community where we operate. We believe in being a community partner by improving infrastructure and supporting and growing our business in a responsible, sustainable manner.

ESSENTIAL UTILITIES is a champion of communities, people and the environment, creating solutions to ensure we protect and provide natural resources for generations to come.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

To Our Shareholders

March __, 2024

To Our Shareholders,

On behalf of your Board of Directors, I invite you to attend the 2024 Annual Meeting of the Shareholders of Essential Utilities, Inc. to be held virtually on May 1, 2024.

2023 was a pivotal year for progress and growth at Essential. Despite a challenging economic environment that impacted consumers and businesses globally, we leaned on our extensive history, operational expertise and financial strength to improve our nation’s infrastructure, serve our customers and communities, and continue to provide value to you, our shareholders.

We have a proven track record of capital investment and operational excellence that has positioned us as one of the strongest utilities in the United States. In 2023, we invested more than $1 billion to improve water and natural gas infrastructure across our footprint. Our investment program is the primary driver of our growth – but it is also critical work, enabling us to provide safe and reliable water, wastewater, and natural gas services, address new and emerging contaminants, and reduce our environmental impact. As one of the most significant utility companies in the U.S., we are proud to play a leading role in addressing our nation’s infrastructure crisis.

Essential employs an ambitious growth-through-acquisition strategy, and we continue to expand our water and wastewater footprint by serving as a solution to municipal utilities grappling with aging infrastructure and mounting debt. Last year alone, our regulated water business acquired seven systems, collectively adding over $44.5 million in rate base and more than 11,000 new customers or equivalent dwelling units to our footprint. We also have six signed purchase agreements for additional water and wastewater systems in two of our existing states that are pending closing. Together, these systems represent more than 215,000 retail customers or equivalent dwelling units.

While we do not plan to add additional gas utilities to our business, the deep history and strong reputation of our Peoples Gas operation has enabled us to expand our water utility footprint in western Pennsylvania. Our gas segment remains focused on operating safely and efficiently, reducing emissions through pipeline replacement, and developing a regional energy hub that embraces high-potential alternate fuels.

Our water segment continues to take a proactive approach in addressing water contaminants of emerging concern in the U.S. This includes investing in treatment for PFAS (also known as

“forever chemicals”) and making significant progress in our effort to replace lead or galvanized service lines. As an example of the work we’re doing, our Pennsylvania water utility is attempting to eliminate all known customer and company lead services by the end of 2024.

In the fall of 2023, we published our latest sustainability report, which tracks key progress on our commitments to the environment, our employees, and the communities we serve. I am tremendously proud of the work we have accomplished in these areas, including making impressive progress toward our 2035 target of a 60% reduction in greenhouse gas emissions vs. our 2019 baseline. We are committed to continuing to advance our sustainability efforts – and to doing so transparently.

We’re also a proud community partner, and our commitment to responsible corporate citizenship extends to all aspects of our business. In 2023, we donated more than $5.5 million to organizations that are improving lives in the communities we serve. Our culture of giving is instilled in our team members too, evidenced by our employees spending thousands of hours giving back to deserving community organizations.

All these achievements take dedication at every level of our organization. I am extremely grateful for our team of employees whose dedication and expertise are paramount to our success. I look forward to sharing more about our progress, and what’s ahead for Essential, during our Annual Meeting in May. I hope you’ll join us then.

On behalf of the senior leadership team, Board of Directors, and all Essential employees, thank you for your confidence, trust, loyalty and support.

Sincerely,

Christopher H. Franklin

Chairman and Chief Executive Officer

Essential Utilities, Inc.   |   3   |   2024 Proxy Statement

Notice of Annual Meeting of Shareholders	Essential Utilities, Inc. 762 W. Lancaster Avenue Bryn Mawr, Pennsylvania 19010

Purpose

1	To elect nine nominees for directors;

2	To approve an advisory vote on the compensation paid to the Company’s named executive officers for 2023;

3	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the 2024 fiscal year;

4	To ratify the Amendment to the Company’s Amended and Restated Bylaws’ nomination process to implement the universal proxy rules governing contested elections of directors;

5	To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.

Who can vote

Only shareholders of record at the close of business on March 4, 2024, will be entitled to notice of, and to vote at, the meeting.

Your vote is important

We urge each shareholder to promptly sign and return the enclosed proxy card, or to use telephone or internet voting.

See our Questions and Answers about the Annual Meeting and the voting section of the proxy statement for information about voting by telephone or internet, how to revoke a proxy and how to vote your shares at the virtual annual meeting.

How to vote

ONLINE BEFORE THE MEETING* www.proxyvote.com ONLINE AT THE MEETING Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/WTRG2024 and follow the instructions for voting

BY PHONE* In the U.S. or Canada dial toll-free 1-800-690-6903

BY MAIL Return your signed proxy card in the postage-paid envelope provided

*If you hold shares directly, you have until 11:59 p.m. (ET) on April 30, 2024, to vote through the internet or by phone. If you are a plan participant, you have until 11:59 p.m. (ET) on April 28, 2024, to vote through the internet or by phone. If you vote by Internet or by phone, you do not need to mail back your proxy card.

By Order of the Board of Directors,

Kimberly A. Joyce

Secretary

March __, 2024

VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, MAY 1, 2024

8:00 AM ET

Record Date March 4, 2024

This year’s Annual Meeting will be conducted virtually, entirely by live audio broadcast.

To attend, go to: www.virtualshareholdermeeting.com/ WTRG2024 and log in using the control number on your Notice of Internet Availability, proxy card or voting instruction form.

The list of shareholders will be available for inspection upon request by any shareholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal office located at 762 W. Lancaster Avenue, Bryn Mawr, PA 19010, by contacting us at www.essential.co/investor-relations

Shareholders will have the same opportunities to participate as they would at an in-person meeting, with the opportunity to vote and ask questions on the matters discussed in this proxy statement.

Essential Utilities, Inc. | 4 | 2024 Proxy Statement

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements are based on management’s beliefs and assumptions. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements. Accordingly, there is no assurance that such results will be realized. For details on the uncertainties that may cause the Company’s actual future results to be materially different than those expressed in our forward-looking statements, see our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. In light of these risks, uncertainties, and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made. Essential Utilities, Inc. expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Essential Utilities, Inc.   |   5   |   2024 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2023 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC at www.sec.gov.

Summary of Matters to be Voted upon at the Annual Meeting

The following table summarizes the items that shareholders are being asked to vote on at the 2024 Annual Meeting:

Proposal	Description	Vote Recommendation	Page Reference
PROPOSAL 1 Election of Directors	The Board of Directors of the Company (the Board of Directors or the Board) and the Corporate Governance Committee believe that the nine director nominees possess the necessary qualifications, attributes, skills, and experience to provide advice and counsel to the Company’s management and effectively oversee the business and the long-term interests of our shareholders.	FOR each Director Nominee	13
PROPOSAL 2 Advisory Vote to Approve Named Executive Officers’ Compensation	The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers for 2023 as described in the Compensation Discussion and Analysis (CD&A) and the compensation tables and narrative discussion. The Board values shareholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR	42
PROPOSAL 3 Ratification of Independent Accounting Firm	The Board believes that retaining PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year is in the best interests of the Company and our shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP.	FOR	85
PROPOSAL 4 Ratification of an Amendment to the Bylaws’ to implement universal proxy rules governing contested elections of directors	The Board amended the Bylaws to set forth the nomination process whereby a shareholder can submit a nomination for election of a person or persons to serve on the Board in a contested elections of directors.	FOR	88

Essential Utilities, Inc.   |   6   |   2024 Proxy Statement

Proxy Summary   |    Director Nominees

Director Nominees

The following table provides summary information about each of the Company’s nine director nominees. Each director will serve a one-year term if elected.

All directors are independent except for Mr. Franklin.					Current and Proposed Committee Memberships
Director Nominee	Age	Director Since	Principal Occupation	Other Public Company Boards	Executive	Executive Compensation	Audit*	Risk Mitigation & Investment Policy*	Corporate Governance
Elizabeth B. Amato	67	2018	Former Executive Vice President and Chief Human Resources Officer, United Technologies Corporation	0	•	•			CHAIR
Christopher L. Bruner	61	N/A	Partner, Ernst & Young	0
David A. Ciesinski	57	2021	President, Chief Executive Officer, and Director, Lancaster Colony Corporation, and President, T. Marzetti Company	1			•		•
Christopher H. Franklin Chairman	58	2015	Chairman, President and Chief Executive Officer, Essential Utilities, Inc.	1	CHAIR			•
Daniel J. Hilferty Lead Independent Director	67	2017	Chairman and Chief Executive Officer, Comcast Spectacor, and Governor, Philadelphia Flyers	0	•	CHAIR
Edwina Kelly	37	2021	Managing Director, Canada Pension Plan Investment Board, Sustainable Energies Group	0			•	•
W. Bryan Lewis	47	2022	Vice President and Chief Investment Officer, United States Steel Corporation	0			•	•
Tamara L. Linde	59	N/A	Executive Vice President and General Counsel, Public Service Enterprise Group, Inc. (PSEG)	0
Roderick K. West	55	2023	Group President, Utility Operations for Entergy Corporation	0				•	•
Committee Meetings held in 2023					0	5	7	4	5

*Mr. Stewart is the current Chair of the Audit Committee and Ms. Ruff is the current Chair of the Risk Mitigation and Investment Policy Committee. Ms. Ruff and Mr. Stewart are not standing for re-election in 2024. A new Chair will be appointed after elections to serve in those positions.

Essential Utilities, Inc.   |   7   |   2024 Proxy Statement

Proxy Summary   |    Board Composition

Board Composition as Following Election of Nominees on May 1, 2024

Corporate Governance Highlights

We are committed to maintaining strong standards of corporate governance, which promote the long-term interests of our shareholders, strengthen Board and management accountability, and help build public trust in our Company. The Corporate Governance section beginning on page 23 describes our corporate governance framework.

Board Accountability	• Annual election of directors • 15-year term limit for directors who were elected after 2015 • Peer review of director performance
Board Independence	• Seven out of eight directors* were independent • Independent audit, compensation, and governance committees
Lead Independent Director	• Lead Independent Director with clearly defined and robust responsibilities
Board and Committee Evaluations	• Peer evaluations of the Directors, the Board, and its committees
Board Diversity	• Five of our nine directors* were women or members of underrepresented minorities • Women* made up 33% of the Board
Board Refreshment	• All of the directors but one joined the Board since 2015 • Mandatory retirement age of 75 for directors
Risk Oversight

• Risk oversight by full Board and all committees

• Robust oversight of cybersecurity measures by full Board and Risk Mitigation & Investment Policy Committee

• Oversight of ESG program by Corporate Governance Committee

Stock Ownership Guidelines	• Robust director and management stock ownership guidelines • Directors: 5x annual base cash retainer • CEO: 5x midpoint of average base salary • Other NEOs/EVPs: 3x midpoint of average base salary
Shareholder Engagement	• Comprehensive shareholder outreach conducted in 2023, including over 250 meetings held with investors

*As of December 31, 2023

Essential Utilities, Inc.   |   8   |   2024 Proxy Statement

Proxy Summary   |    2023 Performance Highlights

2023 Performance Highlights

Our core values of respect, integrity, and the pursuit of excellence are the underlying foundation to our mission of safely and reliably delivering Earth’s most essential natural resources to our customers and communities while delivering sustainable growth for our investors. During 2023, our leadership team remained focused on our long tradition of operational excellence, strong growth and continued progress on our ESG commitments; prudently invested a record amount of nearly $1.2 billion in infrastructure; and demonstrated the resiliency of our water and natural gas platforms. As of year-end 2023, we had a total of six signed purchase agreements to acquire future water and wastewater systems, totaling approximately $380 million in purchase price and expected to serve over 215,000 equivalent retail customers or equivalent dwelling units.

Essential Utilities, Inc.   |   9   |   2024 Proxy Statement

Proxy Summary   |    Compensation Highlights

Comparison of Five Year Cumulative Total Return*

Below is a chart showing our Total Return to our shareholders over the past five years as compared to the S&P 500 Index and the S&P MidCap 400 Utilities Index.

Compensation Highlights

Highlights of our executive compensation program include:

Essential Utilities, Inc.   |   10   |   2024 Proxy Statement

Proxy Summary   |    2023 Pay for Performance Compensation Program

2023 Pay for Performance Compensation Program

We have instilled a pay-for-performance culture throughout our Company. Our compensation program for named executive officers is designed to:

•	Provide a total compensation package that is aligned with industry standards and enhances our ability to:
–	Motivate and reward our named executive officers for contributions to our financial success;
–	Attract and retain talented and experienced named executive officers; and
–	Ensure a significant portion of pay is performance-based to better align pay with the successful achievement of our business objectives.
•	Provide compensation that is competitive with our industry peers and appropriately correlates incentive compensation to the achievement of the Company’s short- and long-term performance goals.
•	Reward our named executive officers for leadership excellence and contribution to the organization’s success.
•	Maintain an important focus on environmental, social, and governance issues while building shareholder value.

2021–2023 Pay for Performance Alignment

Our pay programs are designed to reflect the Company’s performance. The following table shows the relationship between financial performance goals and executive performance-based payouts over the past three years.

	Target EPS (adjusted for comp plan)*	EPS (adjusted for comp plan)*	STI Payout %	3 Year TSR Return	PSU Payout %
2021	$1.66	Achieved	129.70%	65.56%	N/A
2022	$1.77	Achieved	129.06%	12.37%	171.16%
2023	$1.88	Achieved	143.73%	-15.49%	77.94%

*Target EPS is a non-GAAP financial measure. See Appendix A.

2023 NEO Total Compensation Pay Mix

Essential Utilities, Inc.   |   11   |   2024 Proxy Statement

Proxy Summary   |    Shareholder Outreach and Results of 2023 Advisory Vote to Approve Executive Compensation

Shareholder Outreach and Results of 2023 Advisory Vote to Approve Executive Compensation

At our 2023 annual meeting of shareholders, our shareholders strongly supported our compensation program, with 96% of shareholders voting in agreement with the Company’s compensation design. We believe the high level of support recognized the thoughtfulness and consideration the Executive Compensation Committee and the management team showed in ensuring the program aligns with shareholder interests.

Over the course of 2023, management held over 250 meetings with investors. Additionally, as part of our governance-focused outreach, we offered to meet with our top 25 shareholders. For this effort, we engaged with every shareholder who accepted our offer to meet. During these meetings and calls, we discussed numerous topics, including Company strategy, executive compensation, and environmental, social and governance performance.

For more information on our shareholder engagement program, investor feedback and the actions taken in response to that feedback, please see page 31 in this proxy statement.

Essential Utilities, Inc.   |   12   |   2024 Proxy Statement

Proposal 1:

Election of Directors

Our Board has nominated Ms. Amato, Mr. Bruner, Mr. Ciesinski, Mr. Franklin, Mr. Hilferty, Ms. Kelly, Mr. Lewis, Ms. Linde, and Mr. West for election as directors at this year’s Annual Meeting for a one-year term upon the recommendation of our Corporate Governance Committee. Each nominee abstained from the vote with respect to his or her nomination.

The nominees will be elected by a plurality of the votes cast at the 2024 Annual Meeting. Properly executed proxies will be voted for the election of the nine nominees introduced below unless authority to do so has been withheld. Proxies have discretionary authority to cast votes for the election of a substitute should any nominee be unable or become unwilling to serve as a director. Each nominee has stated his or her willingness to serve and the Company believes all the nominees will be available to serve.

Essential’s Corporate Governance Guidelines include a resignation policy for the election of directors in uncontested elections. Specifically, if an incumbent director in an election where the only nominees are those recommended by the Board of Directors receives a greater number of WITHHOLD votes than FOR votes, that director must promptly tender a resignation to the Board. The Board will evaluate the relevant facts and circumstances of the election and resignation, giving due consideration to the best interests of the Company and our shareholders. Within 90 days after the election, the independent directors (other than the director whose resignation is under consideration) will decide whether to accept or reject the tendered resignation. The Board will promptly disclose publicly its decision and the reasons for its decision. The Board of Directors believes the resignation policy enhances accountability to shareholders and responsiveness to shareholder votes, while allowing the Board appropriate discretion in considering a director’s resignation.

Board Refreshment as of December 31, 2023

In 2015, the Board of Directors undertook a multi-year program aimed at refreshing the Board to encourage new ideas, expertise, and oversight while maintaining the institutional experience of the then-current directors. As of December 31, 2023, the Board of Directors consisted of eight directors, seven of whom were newly appointed or elected since 2015. Each of these directors brings particular expertise and experience to the Board.

How We Identify Director Candidates

The Corporate Governance Committee identifies, evaluates and recommends director candidates to our Board of Directors for nomination. The Corporate Governance Committee seeks potential candidates from current directors, management, business partners, and shareholders. From time to time, the Corporate Governance Committee retains a third-party search firm to help identify potential directors. Mr. West, who joined our Board in 2023, came to the committee’s attention through a third-party employment search firm. Ms. Linde also came to the committee’s attention through a third-party employment search firm. Mr. Bruner came to the committee’s attention through a combination of various referrals following the establishment of criteria aimed at identifying audit committee expertise.

The Corporate Governance Committee holds meetings as needed to evaluate and to conduct interviews with potential candidates.

As part of this process, the committee will consider a candidate’s personal abilities, qualifications, independence, knowledge, judgment, character, leadership skills, education, background, and expertise and experience in fields and disciplines relevant to the Company, including financial expertise or financial literacy. In addition, consideration is given to the effect a candidate will have on the diversity of the Board, based on a broad range of attributes, including race, gender and national origin, background, demographics, expertise, geography, and experience. Finally, the Corporate Governance Committee considers the candidate’s existing professional obligations and the candidate’s abilities to advance the Company’s interests with our various constituencies.

Essential Utilities, Inc.   |   13   |   2024 Proxy Statement

Proposal 1: Election of Directors     |    Director Nominee Experience, Qualifications, Attributes and Skills Criteria

The Corporate Governance Committee will evaluate shareholder-recommended candidates in the same manner as it evaluates candidates recommended by others. Shareholders who would like the committee to consider particular candidates for selection as nominees at the 2025 Annual Meeting of Shareholders should submit their recommendations to the Chairperson of the Corporate Governance Committee no later than December 1, 2024.

The chart below summarizes the experience, qualifications, attributes, and skills of each of the nominees.

Director Nominee Experience, Qualifications, Attributes and Skills Criteria

Key Skills	Amato	Bruner	Ciesinski	Franklin	Hilferty	Kelly	Lewis	Linde	West
Utility Industry				●		●		●	●
Regulatory		●		●	●			●	●
Financial		●	●	●	●	●	●	●	●
Legal/Government	●			●				●	●
Leadership	●	●	●	●	●	●	●	●	●
Mergers & Acquisitions	●	●	●	●	●	●		●
Geographic Diversity	●		●			●	●	●	●
“C-Suite” Experience	●		●	●	●	●		●	●
Climate Experience						●

Information About Our Director Nominees

For each of the nine nominees for election as directors at the 2024 Annual Meeting, we have included biographical information on the following pages that highlights the experience, qualifications, attributes and skills that led the Board to determine the individual is qualified to serve as a director of the Company.

Essential Utilities, Inc.   |   14   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

Nominees for Election at the 2024 Annual Meeting

BOARD COMMITTEES:

•   Chair, Corporate
Governance Committee

•   Executive Compensation Committee

•   Executive Committee

KEY SKILLS

  Legal/Government

   Leadership

  Mergers & Acquisitions

  Geographic Diversity

 “C-Suite” Experience

Elizabeth B. Amato Former Executive Vice President and Chief Human Resources Officer, United Technologies Corp.
Independent Director Director Since: 2018 Age: 67

Experience

•   Executive Vice President & Chief Human Resources Officer of United Technologies Corp. (UTC), 2015-2020.

•   Senior Vice President, Human Resources and Organization of UTC with global responsibility for Human Resources and Communications functions 2012-2015.

•   Ms. Amato joined UTC in 1985 at Pratt & Whitney and held a variety of the most senior human resources leadership positions across the corporation in both aerospace and commercial building systems, including UTC Climate, Controls & Security (2011-2012), Carrier (2010-2011), Pratt & Whitney (2006-2009) and Sikorsky (1997-2006).

Ms. Amato is a recipient of the YWCA Women Achievers Award. She is currently a member of the Board of Directors for Children’s Healthcare Charity, Inc. and Wake Forest University College Board of Visitors. Ms. Amato holds a bachelor’s degree in political science from Davidson College and a law degree from the University of Connecticut.

Qualifications

Ms. Amato has over 30 years of experience in various roles with responsibilities ranging from integrating acquisitions to human resources to executive compensation. The Board of Directors believes Ms. Amato’s independence, her broad experience, and her leadership roles support the Board’s conclusion that Ms. Amato should serve as a director of the Company.

Other current public company directorships

None

BOARD COMMITTEES: KEY SKILLS Financial Regulatory Leadership Mergers & Acquisitions	Christopher L. Bruner Partner, Ernst & Young LLP
Independent Director Director Nominee: 2024 Age: 61

Experience

•   Audit Partner and Senior Advisory Partner at Ernst & Young LLP (EY)

•   Managing Partner Philadelphia Office EY, 2008-2021

•   Partner EY, 2000-2008

•   EY, 1987-2000

Mr. Bruner is a graduate of Indiana University from which he holds a Bachelor of Science degree in Accounting.

Qualifications

Mr. Bruner has over 35 years of experience in various roles with responsibilities involving finance, audit, strategy, mergers and acquisitions. The Board of Directors believes Mr. Bruner’s independence, his broad financial experience, and his leadership roles support the Board’s conclusion that Mr. Bruner should serve as a director of the Company.

Other affiliations

Mr. Bruner has served on several non-profit boards including member and Chair of Mann Center for the Performing Arts, member and Chair of the Audit Committee of Main Line Health Board, and member and Treasurer of The Union League of Philadelphia.

Other current public company directorships

None

Essential Utilities, Inc.   |   15   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

BOARD COMMITTEES: • Audit Committee • Corporate Governance Committee KEY SKILLS Financial Leadership Mergers & Acquisition Geographic Diversity “C-Suite” Experience Cyber-Security Experience	David A. Ciesinski President, Chief Executive Officer and Director of Lancaster Colony Corporation and President of its subsidiary, T. Marzetti Company
Independent Director Director Since: 2021 Age: 57

Experience

•   CEO of Lancaster Colony Corporation, a Nasdaq- listed company that produces and markets consumer products with a focus on specialty food products for the retail and foodservice markets, since 2017.

•   President of Kraft Meal Solutions, 2014-2016.

•   Group Vice President and Chief Marketing Officer, H.J. Heinz Company, U.S. Retail Division, 2001-2013.

Mr. Ciesinski is a graduate of West Point and a veteran of the U.S. Army, with service during the first Gulf War in Iraq, where he earned a Bronze Star Medal. Mr. Ciesinski holds a master’s degree in marketing and finance from the Tepper School of Business at Carnegie Mellon University.

Qualifications

Mr. Ciesinski has over 20 years of experience in various roles with responsibilities ranging from manufacturing to finance to mergers and acquisitions. The Board of Directors believes Mr. Ciesinski’s independence, his broad experience, and his leadership roles support the Board’s conclusion that Mr. Ciesinski should serve as a director of the Company.

Other current public company directorships

Lancaster Colony Corporation (since 2016)

Essential Utilities, Inc.   |   16   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

BOARD COMMITTEES:

•   Chair, Executive Committee

•   Risk Mitigation and Investment Policy Committee

KEY SKILLS

   Utility Industry

  Regulatory

  Financial

  Legal/Government

   Leadership

   Mergers & Acquisition

   C-Suite Experience

Christopher H. Franklin Chairman, President, and Chief Executive Officer, Essential Utilities, Inc.
Director Since: 2015 Age: 58

Experience

Chairman, President, and Chief Executive Officer of the Company.

•   Mr. Franklin has worked for the Company for 30 years in a variety of leadership positions: President and Chief Executive Officer since July 2015; Executive Vice President, and President and Chief Operating Officer, Regulated Operations (2012-2015); Regional President—Midwest and Southern Operations and Senior Vice President, Public Affairs (2010-2012);

•   Regional President—Southern Operations and Senior Vice President, Public Affairs and Customer Relations (2007- 2010); Vice President, Public Affairs and Customer Operations (2005-2007); Vice President, Corporate and Public Affairs (1997-2005); and Manager, Corporate & Public Affairs (1992-1997).

Mr. Franklin is active in the community and serves on a number of nonprofit and higher education boards, including the University of Pennsylvania Board of Trustees and the Franklin Institute of Philadelphia. He earned his B.S. from West Chester University and his M.B.A. from Villanova University.

Qualifications

Since 2015, under Mr. Franklin’s leadership as CEO, the Company’s customer base has nearly doubled by completing over 65 acquisitions and increased its market capitalization from $4.4 billion to $12.5 billion at the end of 2022. During the same period, total shareholder return has been in excess of 128%.

During his long tenure at the Company, Mr. Franklin has held a series of roles. Among his accomplishments in public affairs was pivotal advocacy for the passage of key legislation designed to provide customers with improved water quality and better water and wastewater systems while allowing a fair and reasonable return for shareholders. As vice president of customer operations, Mr. Franklin lead the implementation of a single-customer information system and the creation of three central call centers. As operating president, he integrated the acquisition of AquaSource and brought the utility back to full profitability.

The Board of Directors believes Mr. Franklin’s extensive experience with the Company, capabilities, and his demonstrated leadership roles with the Company and in business and community activities support the Board’s conclusion that Mr. Franklin should serve as a director of the Company.

Other current public company directorships

CenterPoint Energy, Inc. (2022-present)

Essential Utilities, Inc.   |   17   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

BOARD COMMITTEES: • Chair, Executive Compensation Committee • Executive Committee KEY SKILLS Regulatory Financial Leadership Mergers & Acquisition C-Suite Experience	Daniel J. Hilferty Lead Independent Director, Essential Utilities, Inc. Chairman and Chief Executive Officer, Comcast Spectacor and Governor, Philadelphia Flyers
Independent Director Director since: 2017 Age: 67

Experience

•   Governor, Philadelphia Flyers (July 2023-present).

•   Chairman and Chief Executive Officer, Comcast Spectacor, a Philadelphia-based American sports and entertainment company (February 2023-present).

•   Chairman and CEO, Dune View Strategies LLC, an advisory firm focused on healthcare (2021-present).

•   Former President and Chief Executive Officer of, and former Executive Advisor to, Independence Health Group (IHG), one of the nation’s leading health insurers serving nine million customers in 25 states and Washington D.C.(2010-2022).

•   President and Chief Executive Officer of the AmeriHealth Mercy Family of Companies (1996-2009).

•   Executive Director of PennPORTS in the administration of Pennsylvania Governor Robert P. Casey (1990-1991).

•   Assistant Vice President overseeing community and media relations for Saint Joseph’s University (1987-1990).

Qualifications

Mr. Hilferty has extensive knowledge and experience in the areas of mergers and acquisitions, the health care field, and government relations and regulation. Based on Mr. Hilferty’s experience, qualifications, and knowledge, in 2017, the Board of Directors determined that Mr. Hilferty should serve as its Lead Independent Director. The Board of Directors believes Mr. Hilferty’s independence, his experience with regulation, his reputation in the healthcare industry, and his leadership roles in business and community activities support the Board’s conclusion that Mr. Hilferty should serve as a director of the Company.

Other affiliations

Mr. Hilferty has served on several industry-based and nonprofit boards, including America’s Health Insurance Plans, Greater Philadelphia Chamber of Commerce, and on a fund board of FS Investments. In 2015, he served as co- chair on the Executive Leadership Cabinet of the World Meeting of Families. In 2015, he served as Chairman of the Board of Directors for the Blue Cross and Blue Shield Association.

Other current public company directorships

None

Essential Utilities, Inc.   |   18   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

BOARD NOMINEE:

•  Audit Committee

•  Risk Mitigation and Investment Policy Committee

KEY SKILLS

   Utility Industry

  Financial

   Leadership

  Mergers & Acquisitions

   Geographic Diversity

   C-Suite Experience

  Climate Experience

Edwina Kelly Managing Director, Canada Pension Plan Investment Board, Sustainable Energies Group
Independent Director Director Since: 2021 Age: 37

Experience

•   Managing Director in the Sustainable Energies Group at Canada Pension Plan Investment Board (CPPIB) since 2019; responsible for originating new investments, transaction management, and asset management for investments in the CPPIB’s global Power & Renewables group.

•   Board member of Cordelio Power, an independent power producer that develops, owns and manages renewable power facilities across North America.

•   Board member of Pattern Energy Group LP, a private renewable energy and transmission company that develops, constructs, owns, and operates high-quality wind, solar, transmission, and energy storage projects worldwide.

•   Former Director at EFG Hermes UAE, where she helped manage the renewable energy platform, and led solar portfolio acquisitions and equity restructuring of wind farm investments (2015-2018).

Ms. Kelly has a bachelor’s degree in philosophy, politics and economics from the University of Oxford and is an associated chartered accountant member of the Institute of Chartered Accountants in England and Wales.

Ms. Kelly is nominated to the Board as designated by CPPIB under the terms of the Company’s private placement transaction with CPPIB.

Qualifications

The Board has determined, based on her abilities, qualifications, knowledge, judgment, character, leadership skills, education, background and experience in fields and disciplines relevant to the Company, including her financial expertise, that Ms. Kelly is qualified to serve on and will make a positive contribution to the Board. The Board of Directors believes Ms. Kelly’s extensive experience with US renewable energy, mergers and acquisitions, her auditing and evaluation of financial statements and complex accounting issues, her capabilities, and her demonstrated leadership roles support the Board’s conclusion that Ms. Kelly should serve as a director of the Company.

Other affiliations

Canterra GP Ltd., a Canadian farmland portfolio.

VTRM Energia, a joint venture between CPPIB and Votorantim investing in renewable energy in Brazil.

Cordelio Power, an independent power producer.

Redaptive, Inc., an energy-as-a-service provider.

Other current public company directorships

None

Essential Utilities, Inc.   |   19   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

BOARD COMMITTEES: • Audit Committee • Risk Mitigation and Investment Policy Committee KEY SKILLS Financial Leadership Geographic Diversity	W. Bryan Lewis Vice President and Chief Investment Officer for United States Steel Corporation
Independent Director Director Since: 2022 Age: 47

Experience

•   Vice President and Chief Investment Officer for United States Steel Corporation since 2019; responsible for the company’s global investments for both the defined contribution and defined benefit plans, as well as other related programs.

•   President and Chair, United States Steel Corporation and Carnegie Pension Fund, since 2019.

•   Chief Investment Officer for Pennsylvania State Employees’ Retirement System of Pennsylvania managing a $30 billion pension fund ( 2016-2019).

•   Executive Director for State Universities Retirement System of Illinois managing a$ 20 billion pension fund (2015-2016).

•   Investment Management for North Carolina Department of State Treasurer – Retirement Systems Division (2009-2015).

Mr. Lewis holds an MBA from the University of Miami and a bachelor of science degree in economics from the University of Maryland College Park.

Qualifications

The Board has determined, based on his abilities, qualifications, knowledge, judgment, character, leadership skills, education, background and experience in fields and disciplines relevant to the Company, including his financial expertise, that Mr. Lewis is qualified to serve on and will make a positive contribution to the Board. The Board of Directors believes Mr. Lewis’ extensive experience with financial services, auditing and evaluation of financial statements and complex accounting issues, his capabilities, and his demonstrated leadership roles support the Board’s conclusion that Mr. Lewis should serve as a director of the Company.

Other affiliations

Mr. Lewis serves on several industry-based and nonprofit boards, including Steelworkers Pension Trust (member on Board of Trustees), Virginia Retirement System (advisory member to the Board), Financial Accounting Foundation (Director), Propel Schools (Director), John Rex Endowment (Director), University of North Carolina Health Foundation (Director), Toiga Foundation (Director), and Institute for Private Capital (Director).

Other current public company directorships

None

Essential Utilities, Inc.   |   20   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

BOARD COMMITTEES: KEY SKILLS Utility Industry Legal/Government Regulatory Leadership C-Suite Experience Geographic Diversity	Tamara L. Linde Executive Vice President and General Counsel, Public Service Enterprise Group, Inc. (PSEG)
Independent Director Director Nominee: 2024 Age: 59

Experience

•   Executive Vice President and Chief Legal Officer at Public Service Enterprise Group (PSEG) 2014–Present, responsible for the legal and regulatory matters for the PSEG Companies, as well as several other corporate functions including risk, compliance, claims, and procurement.

•   Vice President, Regulatory at PSEG 2006–2014.

•   Ms. Linde has held other roles at PSEG including General Solicitor (2000-2006) and Attorney (1990-2000).

Ms. Linde is a graduate of Seton Hall University from which she holds a bachelor’s degree in History in 1986 and a Juris Doctorate degree from Seton Hall University School of Law in 1989.

Qualifications

Ms. Linde has over 30 years of experience in various roles with responsibilities involving energy, regulatory, legal, risk, environmental, governmental affairs, and transactions. The Board of Directors believes Ms. Linde’s independence, her broad regulatory and energy experience, and her leadership roles support the Board’s conclusion that Ms. Linde should serve as a director of the Company.

Other affiliations

Ms. Linde is on the board of Community Foundation of New Jersey, PSEG Foundation and is a Member of the American Arbitration Association / International Centre for Dispute Resolution Council (AAA / ICDR). Ms. Linde currently serves as Chair of the Edison Electric Institute (EEI) Legal Committee and previously served as a member of the General Counsel Steering Committee of The National Association of Corporate Directors, was past President of the Northeast chapter of the Energy Bar Association and was past chair of the Energy Bar Association Electricity Regulation and Compliance Committee.

Other current public company directorships

None

Essential Utilities, Inc.   |   21   |   2024 Proxy Statement

Proposal 1: Election of Directors   |    Nominees for Election at the 2024 Annual Meeting

BOARD COMMITTEES: KEY SKILLS Utility Industry Regulatory Financial Legal/Government Leadership Geographic Diversity C-Suite Experience	Roderick K. West Group President Utility Operations, Entergy Corporation
Independent Director Director Since: 2023 Age: 55

Experience

•   Group President Utility Operations, Entergy Corporation, 2017-present

•   Executive Vice President and Chief Administrative Officer of Entergy Corporation, 2010-2017

•   President and Chief Executive Officer of Entergy New Orleans, 2007-2010

•   Director, Metro Distribution Operation of Entergy Services, Inc., 2005-2006

•   Director of Entergy New Orleans, 2005-2001

Mr. West is a graduate of the University of Notre Dame holding a Bachelor of Arts degree. He also earned both his Juris Doctorate and Master of Business Administration from Tulane University.

Qualifications

Mr. West has over 20 years of experience in various roles with responsibilities involving strategy development, regulatory, and operational and financial performance. The Board of Directors believes Mr. West’s independence, his broad regulatory experience, and his leadership roles support the Board’s conclusion that Mr. West should serve as a director of the Company.

Other affiliations

Mr. West has served on several boards, including the Electric Power Research Institute and the Edison Electric Institute. He is a Hesburgh trustee for the University of Notre Dame. Mr. West is also a member of the Executive Leadership Council, National Football Foundation, and previously served as president to the Allstate Sugar Bowl.

Other current public company directorships

None

Essential Utilities, Inc.   |   22   |   2024 Proxy Statement

Corporate Governance

The Board sets high standards for our employees, officers, and directors. Implicit in this philosophy is the importance of sound corporate governance. Following the principles of our Corporate Governance Guidelines, the Board serves as a prudent fiduciary for shareholders and oversees the management of our business.

Governance Materials Available on our Website
The following materials are available on our corporate website at https://www.essential.co/corporate-governance/documents

Corporate Governance Guidelines. Developed by the Corporate Governance Committee, these Guidelines provide the principles governing the Board. The Committee annually reviews the Guidelines and recommends any necessary changes to the full Board. The Guidelines include categorical standards of director independence that are consistent with NYSE listing standards.

Board Committee Charters. Each of the Board’s standing Committee’s operates under a written charter that is reviewed annually.

Code of Ethical Business Conduct. The Code applies to our directors, officers, and employees and covers conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and how to report illegal or unethical behavior. In 2019, the Code was updated to reflect changes in our leadership structure and to stress our Core Values of Respect, Integrity, and the pursuit of Excellence. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company’s executive officers, senior financial officer, or directors) on our website.

Our Sustainability Report is available ESG.Essential.co. For additional information see pages 32 through 36 in this proxy statement.

Board Leadership Structure

CHRISTOPHER H. FRANKLIN Chairman of the Board and Chief Executive Officer

Mr. Franklin serves as Chairman of the Board and Chief Executive Officer. The Board of Directors deliberately and intentionally determined that the structure of the combined Chairman and Chief Executive Officer along with the position of a strong Lead Independent Director and independent Committee Chairs to be the most appropriate and efficient approach to managing the Company, while providing clear accountability to the execution of the Company’s strategy and its results.

Essential Utilities, Inc.   |   23   |   2024 Proxy Statement

Corporate Governance   |    Director Independence

DANIEL J. HILFERTY Lead Independent Director

Lead Independent Director

The Board of Directors annually elects the lead independent director to execute the following clear and specific duties:

•   Preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•   Serve as liaison between the independent directors and the Chairman of the Board;

•   Consult with the Chairman of the Board, reviewing and approving meeting agendas and information provided to the Board for meetings, with the authority to add items to the agendas for any Board meeting;

•   Review and approve meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•   Call executive sessions of the independent directors and prepare the agendas for the executive sessions;

•   If requested by major shareholders, participate in consultation and direct communications;

•   Serve as a member of the Executive Committee; and

•   In the event of the death or incapacity of the Chairman, become the acting Chairman of the Board until a new Chairman is selected.

The Lead Independent Director routinely meets in executive session with the other independent directors and without Mr. Franklin present.

THE LEAD INDEPENDENT DIRECTOR has the authority (with the approval of at least the majority of the directors) to engage legal, financial or other advisors as the independent directors deem appropriate at the Company’s expense and without consultation or the need to obtain approval from any officer of the Company.

Director Independence

The Board of Directors is responsible for determining whether each of the directors is independent. The Board has adopted Corporate Governance Guidelines that contain categorical standards of director independence that are consistent with the NYSE listing standards.

In 2023, all directors were determined to be independent, except our Chairman, President and CEO, Mr. Franklin.

The Board of Directors considered the following transactions, relationships and arrangements in connection with making the independence determinations for the current Board of Directors:

1.	During 2023, the Company made contributions to charitable or civic organizations for which Mr. Franklin and Mr. Hilferty serve as directors, trustees or executive officers. None of the Company’s contributions exceeded the greater of $1 million or 2% of the recipient organization’s consolidated gross revenues.

2.	Ms. Kelly is a Managing Director of CPPIB, which is a significant shareholder of the Company.

3.	Mr. Lewis is a Vice President at United States Steel Corporation. The Company sells energy to United States Steel pursuant to an agreement that has been duly filed with the Pennsylvania Public Utility Commission. The amounts received by the Company are not material to the Company or United States Steel Corporation.

4.	Mr. West is Group President Utility Operations at Entergy Corporation. The Company purchases energy from Entergy pursuant to approved tariff rates.

5.	Mr. Bruner is the Managing Partner at the Philadelphia Office of Ernst & Young (EY). EY provides non-audit services to the Company involving tax and transaction advisory services. For each of the last three fiscal years, the fees paid to EY for non- audit services, EY’s gross revenues, and the fees as a percentage of EY’s gross revenues were as follows:

Fiscal Year	Fees Paid to EY	EY Gross Revenues	Fees Paid as a Percentage of EY Gross Revenues
2021	$ 312,530	$40,000,000,000	0.0008%
2022	$ 311,030	$45,170,000,000	0.0007%
2023	$5,800,000	$49,600,000,000	0.0117%

The amounts paid by the Company to EY are not material to EY or to the Company.

6.	Ms. Linde is the Chief Legal Officer at Public Service Enterprise Group (PSEG). The Company purchased energy from PSEG in the amount of $432,216.10 in 2023 pursuant to approved tariff rates.

Essential Utilities, Inc. | 24 | 2024 Proxy Statement

Corporate Governance   |    Board Committee Membership, Meetings and Director Attendance

Board Committee Membership, Meetings and Director Attendance

Under our Bylaws, the Board of Directors may designate an Executive Committee and one or more other committees, with each committee to consist of two or more directors, except for the Audit Committee and Executive Compensation Committee, which must have at least three members. The Board of Directors annually assigns members to the Executive, Audit, Executive Compensation, Risk Mitigation and Investment Policy, and Corporate Governance Committees. The Board may also appoint ad hoc committees. The Retirement and Employee Benefits Committee, which is made up of senior management of the Company, reports periodically to the Board of Directors.

Based upon their respective qualifications, attributes, and skills, the Board of Directors determined that the following directors are best suited for service on the following committees:

Committee	Chair	Other Members
Audit	Lee C. Stewart†*	Edwina Kelly†, David A. Ciesinski†, W. Bryan Lewis†
Corporate Governance	Elizabeth B. Amato	David A. Ciesinski, Ellen T. Ruff, Roderick K. West
Executive Compensation	Daniel J. Hilferty	Elizabeth B. Amato, Ellen T. Ruff, Lee C. Stewart
Executive	Christopher H. Franklin	Daniel J. Hilferty, Elizabeth B. Amato, Ellen T. Ruff, Lee C. Stewart
Risk Mitigation and Investment Policy	Ellen T. Ruff#	Christopher H. Franklin, Edwina Kelly, W. Bryan Lewis, Roderick K. West

*	Mr. Stewart served as chair of the Audit Committee in 2023, but he is not standing for election in 2024. Mr. Stewart will continue to Chair this Committee until the end of his term, at which time the Board will elect a new chair of that Committee.
#	Ms. Ruff served as chair of the Risk Mitigation and Investment Policy Committee in 2023, but she is not standing for election in 2024. Ms. Ruff will continue to Chair this Committee until the end of her term, at which time the Board will elect a new chair of that Committee.
†	Audit Committee Financial Expert.

Annually, the Corporate Governance Committee and the Board of Directors review the membership of the Committees and make changes, if necessary.

The Board of Directors held 7 meetings in 2023

•	In 2023, each director attended 100% of the aggregate of all meetings of the Board and the Committees on which each director served and was eligible to attend.

•	In accordance with our policy which encourages such attendance, all of the directors who were elected at the 2023 Annual Meeting of Shareholders attended that meeting.

Essential Utilities, Inc.   |   25   |   2024 Proxy Statement

Corporate Governance   |    Board Committees as of December 31, 2023

Board Committees as of December 31, 2023

Chair*

Lee C. Stewart

Members

David A. Ciesinski

Edwina Kelly

W. Bryan Lewis

All members are independent under NYSE listing requirements and SEC rules.

All members are financially literate and defined in the NYSE listing standards and are audit committee financial experts within the meaning of applicable SEC rules.

*Mr. Stewart is the current Chair of the Audit Committee. He is not standing for re-election in 2024. A new Committee Chair will be appointed after the Annual Meeting.

Audit
2023 Meetings Held 7

The Committee’s primary responsibilities are to:

•  monitor the integrity of the Company’s financial reporting process and systems of internal controls, including the review of the Company’s annual audited financial statements; and

•  monitor the independence of our independent registered public accounting firm.

The Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm.

In 2023, the Committee ran a process requesting proposals for bids to determine if the Company’s independent registered public accounting firm is the appropriate auditor and to determine if the firm charges the appropriate fee structure. The Committee also has considered the extent and scope of non-audit services provided to the Company by its independent registered public accounting firm and has determined that these services are compatible with maintaining that firm’s independence.

Chair Daniel J. Hilferty Members Elizabeth B. Amato Ellen T. Ruff Lee C. Stewart All members are independent under NYSE listing standards.	Executive Compensation
2023 Meetings Held 5

The Committee is responsible for administering our equity compensation plans and determining executive compensation each year.

As part of its annual compensation-setting process, the Committee:

•  reviews the recommendations of the Chief Executive Officer as to appropriate compensation of the Company’s executive officers (other than the Chief Executive Officer) and determines the compensation of these executive officers; and

•  reviews and recommends to the Board of Directors the compensation for the Chief Executive Officer, which is subject to final approval by the independent members of the Board of Directors.

The Committee has retained an independent compensation consultant, Pay Governance LLC, to assist in designing our executive compensation program and assessing its competitiveness through benchmarking peer analysis and other methodologies.

The Committee has the power to delegate aspects of its work to subcommittees, with the approval of the Board of Directors.

Essential Utilities, Inc.   |   26   |   2024 Proxy Statement

Corporate Governance   |    Board Committees as of December 31, 2023

Chair Elizabeth B. Amato Members David A. Ciesinski Ellen T. Ruff Roderick K. West All members are independent under NYSE listing standards.	Corporate Governance
2023 Meetings Held 5

The Committee’s primary responsibilities include:

•  identifying and considering qualified nominees for directors;

•  developing and periodically reviewing the Corporate Governance Guidelines;

•  advising the Board of Directors on director nominees, executive selections and succession planning, including a succession plan for the CEO and other senior executives; and

•  implementing and overseeing the comprehensive Board, Committee and peer review process.

The Committee reviews and approves, ratifies or rejects related person transactions under the Company’s written policy.

The Committee also has direct oversight over most ESG matters and provides guidance on ESG decisions. To that end, at each Committee meeting, updates on ESG projects, trends and developments are presented. Additionally, each meeting features presentations on a key area of ESG, allowing for the Committee to study each area in-depth over the course of a year.

Chair*

Ellen T. Ruff

Members

Christopher H. Franklin
Edwina Kelly
W. Bryan Lewis
Roderick K. West

All members are independent under NYSE listing standards.

*Ms. Ruff is the current Chair of the Risk Mitigation and Investment Policy Committee. She is not standing for re-election in 2024. A new Committee Chair will be appointed after the Annual Meeting.

Risk Mitigation and Investment Policy
2023 Meetings Held 4

The Committee’s primary responsibilities include:

•  Overseeing the Company’s risk management process, policies, and procedures for identifying, managing and monitoring critical risks, including cyber-related risks, and compliance with legal and regulatory requirements; and

•  Overseeing the Company’s acquisition process, including being briefed on all potential transactions in excess of $10 million, and reviewing all acquisitions valued in excess of $20 million and all transactions that involve the Company’s stock.

The Committee’s Chairperson communicates with other Board Committees to avoid overlap and potential gaps in overseeing the Company’s risks. The Committee advises the Board of Directors in its performance of its oversight of enterprise risk management.

Executive Committee
2023 Meetings Held 0

The Committee has and exercises all the authority of the Board in the management of the business and affairs of the Company, with certain specified exceptions.

•  The Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board and when convening a meeting of the entire Board is not practical, or to make recommendations to the entire Board with respect to various matters.

•  The Chairman of the Board of Directors serves as Chairman of the Committee.

Essential Utilities, Inc.   |   27   |   2024 Proxy Statement

Corporate Governance   |    Board Oversight Responsibilities

Board Oversight Responsibilities

Board Oversight of Risk Management

Full Board

The Board believes that the present leadership structure, along with the important risk oversight functions performed by management, the Audit Committee, the Risk Mitigation and Investment Policy Committee, the Executive Compensation Committee, and the full Board, permits the Board to effectively perform its role in the risk oversight of the Company.

Management

In addition to updates at each Board meeting by operating management regarding any significant operational, acquisition, or environmental matters, management provides the Board with an annual update on:

• environmental matters by our Chief Environmental Officer;

• cyber security matters by our Chief Technology Officer;

• the Company’s proposed capital spending plans by our Vice President, Financial Planning and Analysis; and

• the Company’s Enterprise Risk Management program by our Executive Vice President and General    Counsel.

Audit Committee

The Audit Committee, in consultation with management, the independent registered public accountants and the internal auditors, discusses the Company’s policies and guidelines regarding risk assessment and risk management as well as its significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

• The Audit Committee meets in executive session with the Director of Internal Audit and with the independent registered public accountants at the end of each Audit Committee meeting.

• The Company’s General Counsel reports to the Audit Committee quarterly regarding any significant litigation involving the
   Company and his opinion of the adequacy of the Company’s reserves for such litigation.

• The Company’s Internal Audit department reports directly to the Chair of the Audit Committee.

Corporate Governance Committee

The Committee leads an annual discussion by the Board of Directors regarding the Company’s strategic plans and management’s performance with respect to those plans. The Committee also has direct oversight over most ESG matters and provides guidance on ESG decisions.

Executive Compensation Committee

The Committee reviews the Company’s overall compensation program in the context of the various behaviors that the program may encourage and the risks to the Company as a result of the program. At least annually, the Executive Compensation Committee considers the risks that may be presented by the structure of the Company’s compensation programs and the metrics used to determine individual compensation under that program.

Risk Mitigation and Investment Policy Committee

The Committee’s primary purpose is to assist the Board of Directors in fulfilling its oversight responsibilities for the Company’s:

• risk management practices;

• significant risks to the enterprise in conjunction with a Company-wide enterprise risk management (ERM) process is used to identify, prioritize and monitor key risks that may affect the Company;

• compliance with legal and regulatory requirements;

• potential investments in acquisitions and growth vehicles;

•  cybersecurity risks; and to

• review and approve the Company’s risk management framework.

Management receives approval from the Risk Management and Investment Policy Committee on all potential acquisitions valued in excess of $20 million, and the Board approves every acquisition valued in excess of $50 million or which involves the issuance of the Company’s common stock as part of the consideration.

Essential Utilities, Inc.   |   28   |   2024 Proxy Statement

Corporate Governance   |    Board Oversight Responsibilities

Board Oversight of Cybersecurity Management

The Board oversees the Company’s cybersecurity risk assessment and security measures. By receiving at least quarterly reports, the Board of Directors and the Risk Mitigation and Investment Policy Committee ensure that the Company is devoting the appropriate amount of time and resources to mitigate the risk of a cybersecurity breach and that there is a clear response plan in the event of a breach.

The Board of Directors annually reviews and approves the capital and operating budgets, ultimately reviewing and approving the amount spent on cybersecurity measures.

Spotlight on Data Security and Privacy

Essential has a robust and long-standing cybersecurity program, which is aligned to the National Institute of Standards and Technology (NIST) Cybersecurity Framework.

Management Committee: The information security and cybersecurity program is overseen by a cross-functional committee of senior business leaders. This Committee meets bimonthly and is charged with ensuring that cyber risk is managed and that the program is aligned to business goals and objectives. Updates are provided to the Risk Mitigation and Investment Policy Committee quarterly and to the full Board once a year.

Risk Management: The information security organization is responsible for ongoing vulnerability assessments and threat analysis to essential assets such as customer and employee data, critical business systems, and industrial control environments.

Controls, Policy & Compliance: Essential has implemented enterprise-wide security policies, standards and controls that incorporate best practices in security engineering, technology architecture and data protection, which support regulatory compliance. An annual review of Essential’s security framework controls is conducted in conjunction with a third party to promote objectivity.

Awareness, Training & Assessment: We have implemented specialized programs, such as enterprise-wide communications, presentations, phishing simulations and focused training for specific roles, as well as a general cybersecurity training program required for all employees.

Board Oversight of Sustainability Initiatives

Board of Directors

The full Board receives written reports and updates at least quarterly from Company executives at all regularly scheduled meetings on sustainability matters including safety, sustainability, environmental stewardship, diversity and human capital management.

The Corporate Governance Committee has direct oversight of most sustainability matters. At each Committee meeting, updates on initiatives, trends and developments are presented and discussed. Additionally, each meeting features presentations on a key area of sustainability, allowing for the Committee to study each area in-depth over the course of a year.

Management

CEO and Executive Management Team

Management is responsible for designing, implementing, and executing our comprehensive sustainability program as well as reporting to stakeholders on our performance and progress. 40% of the weighting in the executives’ short-term incentive compensation program focuses on these important sustainability issues.

The ESG Oversight Committee meets at least quarterly to discuss sustainability matters, strategy, and technical planning to achieve various goals. This committee is made up of nearly a dozen senior leaders from different functional areas and backgrounds who offer diverse perspectives. Essential’s CEO is also involved in the issues discussed and initiatives planned.

Essential Utilities, Inc.   |   29   |   2024 Proxy Statement

Corporate Governance   |    Board Oversight Responsibilities

Board Oversight of Compensation Risk

In administering the executive compensation program, the Executive Compensation Committee aims to strike an appropriate balance among the elements of our compensation program to achieve the program’s objectives. As a result of its review of the Company’s overall compensation program in the context of the risks identified in the Company’s enterprise risk management processes, the Executive Compensation Committee does not believe the risks the Company faces are materially increased by the Company’s compensation programs.

Therefore, the Executive Compensation Committee believes the compensation program does not create the reasonable likelihood of a material adverse effect on the Company.

Board Oversight of Human Rights Risk Management

The Board of Directors is responsible for overseeing human rights risk management. In 2019, the Board enacted a Human Rights Policy that underscores the Company’s commitment to conducting business in a way that minimizes the adverse effects our operations may have on people and the communities that we serve. As more fully described on page 37, at a minimum, the Company and its vendors will:

•	make efforts to avoid causing or contributing to human rights violations;

•	mitigate and/or remediate adverse human rights impacts of our operations where possible;

•	prohibit the use of child labor, forced labor, or human trafficking; and

•	be transparent in our efforts, successes and challenges.

Board Oversight of Succession Planning

The Board of Directors is responsible for the development and periodic review of a management succession plan for the Chief Executive Officer and other executives. The Board and management recognize the importance of human capital beginning with internal development initiatives and talent reviews, culminating in an annual review on succession planning with the Board of Directors. At least annually and at a special meeting held only to discuss succession planning, the Board of Directors reviews the Company’s succession planning process for the Chief Executive Officer and the named executive officers. During this review, the directors review immediate succession candidates and prospective succession candidates, as well as their development plans, so the Company is well- prepared for the future.

Board and Committee Evaluations

Each year, the directors complete a targeted questionnaire that is administered by a neutral, non-affiliated entity to assess the performance of the Board and each of the standing committees. Every second year, directors complete a targeted questionnaire to assess the performance of the directors individually. Both questionnaires elicit quantitative and qualitative ratings in key areas of Board operation and function, and all responses are kept confidential. Each director also responds to questions to evaluate how well the committees on which he or she serves are functioning and to provide suggestions for improvement.

In 2023, the directors completed both the targeted questionnaires to asset the performance of the Board and each Committee and the peer review questionnaires. Both questionnaires were administered by a neutral third party, all responses were kept confidential, and all responses were aggregated for presentation. The Lead Independent Director, the Chair of the Corporate Governance Committee, and the Chairman met with each director, provided the results of the evaluations to each director, and discussed the director’s participation, preparation, and performance.

Essential Utilities, Inc.   |   30   |   2024 Proxy Statement

Corporate Governance   |    Director Onboarding and Continuing Education

Director Onboarding and Continuing Education

Mr. West joined the Board as director in October 2023. In addition to informal meetings with the existing directors, Mr. West participated in an onboarding process that included in-depth meetings with the executive officers focused on items such as:

•	merger and acquisition strategy;
•	regulatory matters;
•	utility accounting and financing;
•	water, wastewater, and natural gas operations;
•	Sustainability;
•	board governance functions;
•	Pennsylvania law with respect to the directors’ fiduciary duties; and
•	a review of the Company’s Articles of Incorporation, Bylaws, Corporate Governance Guidelines, and other policies.

The directors also participate in various educational programs related to finance, corporate governance, and industry issues during committee and board meetings throughout the year.

Shareholder Outreach

At our 2023 annual meeting of shareholders, our shareholders strongly supported our compensation program, with 96% of shareholders voting in agreement with the Company’s compensation design. We believe the high level of support recognized the thoughtfulness and consideration the Executive Compensation Committee and the management team showed in ensuring the program aligns with shareholder interests.

Over the course of 2023, management held over 250 meetings with investors. Additionally, as part of our governance-focused outreach, we offered to meet with our top 25 shareholders. For this effort, we engaged with every shareholder who accepted our offer to meet. During these meetings and calls, we discussed numerous topics, including company strategy, executive compensation, and environmental, social and governance performance.

Shareholder Feedback Taken

Board Response to Shareholder Feedback	Actions Taken
Continued Performance-driven executive compensation

FOCUS ON PERFORMANCE

Following 2023 shareholder outreach, we continued our focus on creating performance-driven compensation opportunities for our named executive officers. 79% of our CEO’s compensation is performance-based and/or stock-based.

Environmental and social programs and disclosures

ESG DISCLOSURE

Based upon our review and shareholder feedback, we remain committed to expanding the disclosures of our environmental and social policies in a renewed ESG report, and providing easier access to locate these policies. Our ESG report can be found at: www.ESG.Essential.co and other relevant policies can be found at www.Essential.co/investor-relations. In 2023, we provided updates on the progress on our ESG commitments.

Age and Term Limits

Term Limits: The Board believes term limits are an important element of good governance, helping to create an appropriate balance between the contributions of seasoned directors who have developed meaningful insight into the Company and its operations and those of new directors who bring a fresh perspective to our Board. Every director, after fifteen years of serving on the Board of Directors, must tender his or her resignation to the Board.

Age Limits: All directors are required to submit their resignation from the Board effective as of their 75th birthday. The Board’s policy does not intend that a director must immediately resign from the Board in the event of retirement. The Corporate Governance Committee, in consultation with the Chairman of the Board, will determine if the director’s continued service is appropriate and make a recommendation with respect thereto to the Board. Both Mr. Stewart and Ms. Ruff submitted their resignations and are not seeking re-election in accordance with this policy.

Essential Utilities, Inc.   |   31   |   2024 Proxy Statement

Corporate Governance   |    Environmental, Social, and Governance Program

Environmental, Social, and Governance Program

Essential has long understood that sustainability is a critical aspect of business operations. Successive generations of organizational leaders have built upon our legacy of excellence in water and wastewater treatment, stewardship of our waterways, and provision of reliable and affordable energy.

Oversight

BOARD OF DIRECTORS	MANAGEMENT COMMITTEE

The Full Board receives written reports and formal updates from Company executives at regularly scheduled meetings on sustainability matters including safety, environmental stewardship, DEI (diversity, equity, and strategy, and technical inclusion), and human capital management. The Corporate Governance Committee has direct oversight of most sustainability matters. At each committee meeting, management present updates about progress towards goals and targets.	Management’s Sustainability Oversight Committee is made up of senior leaders from different functional areas and backgrounds. They meet at least quarterly to discuss sustainability matters, strategy, and technical planning to achieve goals, with input from our CEO.

Reporting

Essential’s reporting includes the following components, which were published in September 2023 and are available at our recently redesigned microsite ESG.Essential.co:

•	2022 ESG Report–Our flagship report that provides detail on all relevant ESG topics.
•	2022 SASB and ESG Metrics Index–A concise document containing key ESG metrics, primarily using the SASB framework
•	2022 TCFD Report–Concise climate reporting as outlined by the Task Force on Climate-Related Financial Disclosures
•	2022 CDP Climate Report–Detailed climate reporting via the CDP questionnaire
•	2022 AGA Sustainability Template–Technical emissions data via the American Gas Association’s common industry template

Alignment with UN SDGs

Essential is committed to supporting the achievement of the United Nations’ Sustainable Development Goals (SDGs), which aim to address global challenges and achieve peace and prosperity for all. Our business can most significantly positively impact the following eight SDGs:

Essential Utilities, Inc. | 32 | 2024 Proxy Statement

Corporate Governance   |    Environmental, Social, and Governance Program

Environment

Climate Change and Greenhouse Gas Emissions

The two most significant actions that are contributing to achievement of the 60% emissions reduction target are:

•	Gas Operations: Fulfilling our aggressive Long-Term Infrastructure Improvement Plan, which has a stated goal of replacing 3,000 miles of leak-prone bare steel and cast-iron pipe through 2034.

•	Water and Wastewater Operations: Beginning January 1, 2022, we began procuring nearly 100% renewable electricity for our water and wastewater operations in Illinois, New Jersey, Ohio, and Pennsylvania. This greatly accelerated Essential’s emissions reduction progress in 2022, and this procurement also enabled our water and wastewater operations to rapidly reduce its emission by more than half since 2019.

Board Oversight and Climate Risk Management

•	We have significant Board-level oversight of climate-related issues, including the risk factors associated with climate change. The Corporate Governance Committee’s October 2023 meeting featured an in-depth and full review of these matters.	•	Essential’s ESG Oversight Committee, a group of senior leaders from across the organization as well as the CEO, meet at least once each quarter to discuss these topics.

*	Please refer to ESG.Essential.co for more detailed climate change disclosure, including illustrative graphics depicting our progress towards our emissions reduction target.

Investing in Our Nation’s Infrastructure

Essential has infused needed capital and resources to rehabilitate the infrastructure required for reliable water and efficient wastewater services. We are also making critical and robust investments in gas infrastructure. In 2013, Peoples Gas launched its Long-Term Infrastructure Improvement Plan (LTIIP), an aggressive 20-year effort to replace and upgrade more than 3,000 miles of distribution main with modern resilient materials.

Excellence in Providing Safe Drinking Water

Essential’s community water systems, with their low rates of health-based violations, consistently and significantly outperform the national average. Cutting-edge technology has enabled us to increase our detection levels from parts per million to parts per trillion in many cases. In 2021, we opened a brand new, state-of-the-art environmental laboratory at our Bryn Mawr headquarters, employing a staff of 20 scientists and featuring an annual capacity of approximately 300,000 tests on water samples across 240 water quality parameters. This facility and technology greatly aid in promoting excellent water quality.

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Corporate Governance   |    Environmental, Social, and Governance Program

Human Capital Management

At Essential, we recognize our 3,100+ employees are our greatest assets in delivering life’s most essential resources. Our goal is to build a talented, skilled, and diverse workforce that values teamwork and embodies a steadfast commitment to our customers and to the environment. Essential is committed to providing professional opportunities for career growth and competitive benefits packages to every employee. Similarly, we are dedicated to creating a culture that empowers employees and where all feel welcomed, respected, and recognized for their contributions.

Board Oversight of Human Capital Management

Essential’s Board of Directors recognizes that our ability to attract, retain, and develop exceptional talent is a key strategic driver of long- term growth and success for all our stakeholders. The Chief Human Resources Officer regularly presents updates to the full Board as well as to the Governance Committee, engaging in strategic discussion with the group regarding the topics outlined below.

Engaging our Employees

Our success depends on employees understanding how their work contributes to Essential’s overall strategy. We use a variety of communication channels to help them stay informed, including open forums with our executives, regular engagement surveys, and employee resource groups. In addition, we use formal engagement surveys across the entire organization and implement thoughtful action plans for leadership based on specific feedback.

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Corporate Governance   |    Environmental, Social, and Governance Program

Talent Management—Training and Development

We believe in an integrated talent development approach and understand that a balanced and holistic approach to learning makes it more likely that employees will learn and retain the workplace behaviors we expect.

In 2023 we developed several new programs and initiatives focused on the overall employee experience including:

•	Developed and designed processes, tools and Workday configuration to improve new hire onboarding and assimilation, including the New Hire and Manager Onboarding Guides, New Hire 90-day survey, and 2, 4, and 6 month introductory review evaluations.
•	Launched the first Develop for the Future leadership development programs by partnering with Drexel University for our Executive participants. Also developed and delivered curriculum, assessments, and coaching for participants in the Senior Leader Development program.
•	Developed Leadership Develop in Place training with over 80% of management attending.

Training delivered by resources we provide within the company, including participation in the executive leadership programs above and the ExecOnline certificate programs, increased in 2023 to a total of 18,240 hours versus 12,981 hours in 2022.

Our efforts on talent engagement and retention have had a positive impact on employee turnover as turnover has improved in 2023 by 26% over 2022.

We align our development model and activities to support our vision, mission, and competencies, with a balanced approach to developing our workforce and creating a confident, committed, and high-performance culture.

Succession Planning

Our succession planning strategy identifies leaders at different stages in their careers and customizes a development approach. The Essential Utilities executive leadership development strategy for future executives is a combination of experiences that includes 360 assessments and coaching, executive presentation skills, and formal learning programs.

Diversity, Equity, and Inclusion

Diversity of backgrounds, ideas, thoughts, and experiences is essential to our culture and the way we do business. It is critical to create an environment where people of all backgrounds, ages, races, abilities, and sexual orientations can collaborate, learn from each other and thrive. We believe we can build an even stronger company the more we focus on growing an equitable and inclusive workforce—one where all employees know they are valued and respected for who they are and for the contributions they make.

We are proud of the progress we have made in diversity, but we believe we can improve, particularly when engaging our customers, partners and peers in our DE&I efforts. We have a range of diverse recruitment tactics, many of which are supported through diversity associations and job boards for minorities, veterans and women engineers. We also recruit new talent from local community colleges and city-based universities.

Essential regularly conducts education to foster better understanding of points of view and how pre-conceived notions impact relationships at work. We also want to ensure employees of color experience equity and inclusion at Essential. Our goal is for our employee base to be representative of the communities in which we serve.

Additionally, Essential hosts a variety of Employee Resource Groups including the Diversity and Inclusion Council, Women’s and Women in Energy Employee Resource Group, Black Resource Group, Veterans and Military Resource Group, Wellness and Health Group, and Pride Resource Group all in an effort to help ensure our employees feel supported in their professional growth at all levels. Benefits of ERGs include the development of future leaders, increased employee engagement and a strong culture of inclusion, which creates fertile conditions for diversity to thrive.

Essential is an equal opportunity employer.

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Corporate Governance   |    Environmental, Social, and Governance Program

Supplier Diversity

Supplier diversity is critical for our communities as well as for our business. We want to source from and partner with businesses owned by individuals representing the diverse communities where we live, work, and operate each day. This also enriches and strengthens local economies, increases sourcing options, and fosters collaboration and innovation.

Safety And Wellness

The Essential safety program focuses on identifying hazards, training our employees on the best practices to remain safe, and providing them with the equipment and facilities necessary to face hazards in the safest way possible. We rigorously follow OSHA reporting guidelines to identify, report and investigate any injuries to our employees.

The health of our employees is just as important to us as their safety. We provide access to a variety of innovative, flexible, and convenient employee health and wellness programs. Recognizing mental health as a central part of each employee’s well-being, we have added additional resources and counseling access for employees and their families.

Demonstrable Progress Through Program Improvement

Since 2020, Essential’s safety organization has incorporated many best practices, shared across the enterprise. The following are some of the critical elements of our program:

•	Safety committees across Company leadership, state leadership, divisions, and facilities
•	New mechanisms for employees to raise concerns, including a “stop work authority” empowerment and anonymous reporting
•	Introduction of a near miss program
•	Weekly reporting and analysis, buttressed by a strong auditing program and multi-faceted team communications
•	Active participation in industry-wide safety efforts
•	Scrutiny of contractor safety records and opportunities for partnership and feedback

These initiatives have helped drive performance1:

In 2022, the most recent year of comparable peer data, both Aqua and Peoples achieved lower lost time and restricted time injury rates (LT/RT) than the industry group average2.

Essential’s employee-responsible motor vehicle accidents (RVA) rate improved by 16% between 2021 and 20233.

Strengthening Our Community

Essential operates in nine states across America, but as a critical part of the communities we serve, our presence is felt locally. We do business with many local suppliers and build our team with members of those communities. Our employees take pride in the essential resources they provide for their families and neighbors. Our services enable households to grow, commerce to bustle, and the health of our towns and cities to flourish. Simply put, we thrive when our communities thrive. For these reasons, our organization and team members enthusiastically contribute time and resources to further strengthen our communities. Working with incredible nonprofits throughout our service areas, we have formed some powerful partnerships to improve the quality of life for our customers.

[1]	This data only pertains to full-time Essential employees.
[2]	Industry group average data provided by Bureau of Labor Statistics and American Gas Association. Rate equivalent to number of lost time and restricted duty injuries multiplied by 200,000 and divided by hours worked.
[3]	RVA rate equivalent to number of RVAs divided by miles driven and multiplied by 1,000,000.

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Corporate Governance   |    Other Governance Policies and Practices

Other Governance Policies and Practices

Clawback Policy

In accordance with recent Securities and Exchange Commission and New York Stock Exchange requirements, on February 22, 2023, the Company’s Board of Directors unanimously adopted a Compensation Recoupment Policy. Among other items, this Clawback Policy covers the Company’s ability to recoup compensation in the event of a restatement, regardless of whether the Section 16 Officer was at fault or not and is intended to be fully compliant with all requirements of the Securities and Exchange Commission and the New York Stock Exchange.

Anti-Hedging and Anti-Pledging Policy

We believe issuing incentive and compensatory equity awards to our directors and named executive officers along with our stock ownership guidelines help align their interests with our shareholders. As part of our insider trading policy, we prohibit all directors and employees from engaging in hedging or pledging activities with respect to any owned shares or outstanding equity awards. The policy specifically prohibits all insiders from engaging in any short sales of the Company’s securities, buying or selling puts, calls or other derivative securities relating to the Company’s securities, or pledging the Company’s securities as collateral for a loan. None of our directors or named executive officers engaged in any hedging or pledging activities with respect to the Company stock during 2023.

Equal Employment Opportunity and Anti-Harassment Policy

The Equal Employment Opportunity and Anti-Harassment Policy provides that all employees are entitled to a work environment in which they are treated with dignity and respect and that is free of harassment and discrimination of any kind, including emotional, physical and sexual harassment.

Essential Utilities will not tolerate any form of harassment on the job by managers, other employees, or by non-employees, such as customers, vendors or contractors. The policy clearly defines harassment as including verbal comments that are offensive or unwelcome regarding a person’s national origin, race, color, religion, gender, sexual orientation, age, body, disability or appearance, including epithets, slurs and negative stereotyping and nonverbal harassment to include distribution, display or discussion of any written or graphic material that ridicules, denigrates, insults, belittles or shows hostility, aversion or disrespect toward an individual or group because of national origin, race, color, religion, age, gender, sexual orientation, pregnancy, appearance, disability, sexual identity, marital status or other protected status.

Human Rights Policy

The Board of Directors is responsible for overseeing human rights risk management. In 2019, it enacted a Human Rights Policy that underscores the Company’s commitment to conducting business in a way that minimizes the adverse effects our operations may have on people and the communities that we serve. At a minimum, the Company and its vendors will:

•	make efforts to avoid causing or contributing to human rights violations;
•	mitigate and/or remediate adverse human rights impacts of our operations where possible;
•	prohibit the use of child labor, forced labor, or human trafficking; and
•	be transparent in our efforts, successes and challenges.

The Human Rights Policy and the Equal Employment Opportunity and Anti-Harassment Policy demonstrate that the Company is committed to providing all of its employees with a work environment in which they are treated with dignity and respect and that is free of harassment of any kind, and affirmatively commit the Company to making efforts to avoid causing or contributing to human rights violations. Copies of these policies can be found at www.Essential.co/investor-relations or at ESG.Essential.co.

Related Person Transactions

The Board has a written policy for related person transactions to document procedures for reviewing, approving or ratifying these transactions. The policy applies to any transaction in which: (1) the Company is a participant, (2) any related person has a direct or indirect material interest, and the annual amount involved exceeds $120,000, but excludes certain types of transactions in which the related person is deemed not to have a material interest.

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Corporate Governance   |    Communications with the Company or Independent Directors

Under this policy, a related person means:

(a)	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, an executive officer or a director nominee;
(b)	any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
(c)	any immediate family member of a person identified in items (a) or (b) above, meaning such person’s spouse, parent, stepparent, child, stepchild, sibling, mother- or father-in-law, son- or daughter- in-law, brother- or sister-in-law or any other individual (other than a tenant or employee) who shares the person’s household; or
(d)	any entity that employs any person identified in (a), (b) or (c) or that any person identified in (a), (b) or (c) directly or indirectly owns or in which any such person otherwise has a material interest.

The Corporate Governance Committee, with assistance from the Company’s General Counsel, is responsible for reviewing and approving any related person transaction. In its review and approval of related person transactions (including its determination as to whether the related person has a material interest in a transaction), the Corporate Governance Committee will consider the factors set forth above. The Corporate Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and our shareholders.

There were no related person transactions in 2023.

Communications with the Company or Independent Directors

The Company welcomes shareholder comments and suggestions. All are given careful consideration. Your correspondence should be addressed as follows:

Corporate Secretary
Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

In addition, shareholders or other interested parties may communicate directly with the independent directors or the lead independent director by writing to the address below. The

Corporate Secretary will review all correspondence and provide any comments, along with the full text of the communication, to the independent directors or the lead independent director.

The Independent Directors or Lead Independent Director of
Essential Utilities, Inc.

C/O Corporate Secretary
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

Essential Utilities, Inc. | 38 | 2024 Proxy Statement

Director Compensation

As part of its annual review, the Executive Compensation Committee retained Pay Governance, LLC to review and benchmark the Board of Directors’ compensation. As a result of this review, the Board of Directors did not change its compensation for 2024. The elements of director compensation for 2023 are shown below.

2023 Director Compensation Program

Annual Cash Compensation		Annual Equity Compensation
Each Non-Employee Director	$105,000	Stock grant equal to $120,000 in value
Chair, Audit Committee	+ $20,000	—
Chair, Executive Compensation Committee	+ $15,000	—
Chair, Corporate Governance Committee	+ $15,000	—
Chair, Risk Mitigation and Investment Policy Committee	+ $15,000	—
Lead Independent Director	+ $30,000	—

Ms. Kelly, nominee for CPPIB, has elected to designate CPPIB as the recipient of her annual cash compensation and to waive the annual equity compensation awarded to directors should she be reelected in 2024 to serve on the Board.

All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or committee meetings.

Director Stock Ownership Guidelines

Each director is required to own shares of Company common stock having a value equal to five times the annual base cash retainer for directors. Directors have up to five years from appointment to attain the required ownership level and may not sell Company common stock until the required ownership has been reached. Once the required stock ownership level is attained, a director must maintain those stock holdings for the duration of the director’s service. As of December 31, 2023, the guidelines required ownership of 16,064 shares.

(1)	Mr. Franklin is a management director. His stock ownership guidelines and current shareholdings are detailed on pages 65 through 68.
(2)	Because Ms. Kelly elected to waive the annual equity compensation awarded to directors, the Board of Directors exempted Ms. Kelly from the director stock ownership guidelines.
(3)	These directors have been on the Board for less than five years.

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Director Compensation   |    Total 2023 Director Compensation

Total 2023 Director Compensation

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Amato	120,000	120,038	—	—	—	—	240,038
Ciesinski	105,000	120,038	—	—	—	—	225,038
Franklin(2)	—	—	—	—	—	—	—
Hilferty	150,000	120,038	—	—	—	—	270,038
Kelly(3)	105,000	—	—	—	—	—	105,000
Lewis	105,000	120,038	—	—	—	—	225,038
Ruff	116,250	120,038	—	—	—	—	236,288
Stewart	125,000	120,038	—	—	—	—	245,038
Womack(4)	56,250	60,013	—	—	—	—	116,263
West	26,250	29,999	—	—	—	—	56,249

(1)	The grant date fair values per share of the stock awards paid on March 20, 2023, were $42.765, on June 20, 2023, were $41.425, and on December 20, 2023, were $36.945. These grant date fair values were calculated in accordance with FASB ASC topic 718.
(2)	As an officer of the Company, Mr. Franklin does not receive any compensation for his service on the Board of Directors.
(3)	Ms. Kelly directed her cash compensation be paid to CPPIB and she does not receive any stock awards.
(4)	Mr. Womack did not seek reelection to the Board of Directors, therefore his term expired effective May 2023.

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Ownership of Common Stock as of March 4, 2024

The table below shows the number of shares of our common stock beneficially owned as of the close of business on March 4, 2024, by: (1) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (2) each director, nominee for director and executive officer named in the Summary Compensation Table; and (3) all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and nominees at the request of the Company or derived from statements filed with the SEC under Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Unless otherwise indicated, the address of the beneficial owners is Essential Utilities, Inc., 762 W. Lancaster Avenue, Bryn Mawr, Pennsylvania 19010.

Certain Beneficial Owners	Sole Voting and/or Sole Investment Power(1)	Shared Voting and/ or Investment Power	Amount and Nature of Beneficial Ownership	Percentage of Class Outstanding(2)
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	31,004,969		31,004,969	11.34%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	27,536,540	452,453	27,988,993	10.23%
Canada Pension Plan Investment Board(5) One Queen Street East, Suite 2500 Toronto, Ontario M5C 2W5 Canada		21,661,095	21,661,095	7.92%
State Street Corporation(6) One Lincoln Street Boston, MA 02111		13,484,594	13,500,094	4.94%
Directors, Nominees and Named Executive Officers
Elizabeth B. Amato	13,003	—	13,003	*
Colleen M. Arnold	7,203	—	7,203	*
Christopher L. Bruner	—	—	—	*
David A. Ciesinski	6,267	—	6,267	*
Christopher H. Franklin	232,133	—	232,133	*
Daniel J. Hilferty	27,478	—	27,478	*
Edwina Kelly(7)	—	—	—	*
W. Bryan Lewis	3,466	—	3,466	*
Tamara L. Linde	—	—	—	*
Christopher P. Luning	55,581	—	55,581	*
Matthew R. Rhodes	27,141	—	27,141	*
Ellen T. Ruff	30,438	—	30,438	*
Daniel J. Schuller	47,634	—	47,634	*
Lee C. Stewart	23,003	—	23,003	*
Roderick K. West	812	—	812	*
All Directors, Nominees and Executive Officers as a Group (17 persons)
	545,380	26,540(8)	571,920
*	less than one percent
(1)	Includes shares held under the Company 401(k) plan.
(2)	Percentage of ownership for each person or group based on 273,515,794 shares of Common Stock outstanding as of March 4, 2024 and includes all shares issuable to such person or group upon exercise of outstanding stock options exercisable, or other equity awards vesting, within 60 days of that date.
(3)	The information from BlackRock, Inc. was obtained from the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 24, 2024.
(4)	The information from The Vanguard Group was obtained from the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.
(5)	The information from Canada Pension Plan Investment Board (CPPIB) was obtained from the Schedule 13D filed by CPPIB with the SEC on March 24, 2020.
(6)	The information from State Street Corporation was obtained from the Schedule 13G/A filed by State Street Corporation with the SEC on January 25, 2024.
(7)	Ms. Kelly is nominated to the Board as designated by CPPIB under the terms of the Company’s private placement transaction with CPPIB.
(8)	The shareholdings indicated include 26,540 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children, (iii) owned by family members, or (iv) in trusts for adult children.

Essential Utilities, Inc.   |   41   |   2024 Proxy Statement

Proposal 2:

Advisory Vote to Approve Named Executive Officers’ 2023 Compensation

Shareholders are entitled to an advisory (non-binding) vote on the executive compensation as described in this proxy statement for our named executive officers (sometimes referred to as Say on Pay). Currently, this vote is conducted every year. Accordingly, the following resolution is being presented by the Board of Directors at the 2024 Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers for 2023, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This vote is non-binding. The Board of Directors and the Executive Compensation Committee, which is made up of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Before you vote

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

As described in detail under our Compensation Discussion and Analysis on pages 43 through 66 of this proxy statement, our executive compensation program is designed to motivate our executives to achieve our primary goals of providing our customers with quality, cost- effective and reliable water and wastewater services and providing our shareholders with a long-term, positive return on their investment.

We believe our executive compensation program, with its balance of short-term incentives, long-term incentives and share ownership guidelines, rewards sustained performance that is aligned with the interests of our customers, employees and long-term shareholders.

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Executive Compensation

Essential Utilities, Inc.   |   43   |   2024 Proxy Statement

Director Compensation   |    Compensation Discussion and Analysis

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (“CD&A”), we address our compensation philosophy and program, and compensation paid or earned by the following executive officers:

We refer to these executive officers as our “named executive officers” or “NEOs.”

As used in this CD&A,

•	“Total cash compensation” means the total of base salary and annual cash incentive compensation; and
•	“Total direct compensation” means the total of base salary, annual cash incentive compensation and equity incentive compensation

The purpose of the CD&A is to explain the elements of compensation; why the Executive Compensation Committee (the Compensation Committee) selects these elements; and how the Compensation Committee determines the relative size of each element of compensation.

Compensation decisions for Messrs. Schuller, Rhodes, and Luning, and Ms. Arnold were made by the Compensation Committee. Compensation decisions for Mr. Franklin were made by the independent members of our Board of Directors based on the recommendation of the Compensation Committee.

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Executive Compensation   |    Introduction

Executive Summary

Introduction

Essential Utilities, Inc.’s mission is to improve quality of life and economic prosperity by safely and reliably delivering life’s most essential resources. We are uniquely positioned to play an important role in solving today’s water and natural gas infrastructure challenges by renewing and improving infrastructure through thoughtful capital investment, operational excellence, environmental stewardship and rigorous safety standards. Through the work of more than 3,100 employees across ten states, we help strengthen communities, improve service and enhance economic development, enabling people to live better lives. This vital work empowers us to grow as an organization and as individuals. We believe that, together, we will make a difference for generations to come.

Our executive compensation program is designed to promote this mission and strategy. Our compensation program does so by providing market-based pay and by rewarding performance that aligns with our four strategic objectives. The principles and components of our compensation strategy are regularly reviewed by the Compensation Committee, with input from our Chief Executive Officer, and the Compensation Committee’s independent compensation consultant, Pay Governance, to ensure they meet the objectives of the program, the Company, and our stakeholders.

The Year in Review

Despite the winter weather that was significantly warmer than normal in 2023, our Company was successful in delivering the financial performance expectations. Essential invested a record amount of approximately $1.19 billion in capital improvement to its regulated water and natural gas infrastructure systems and to enhance customer service across its operations. Our Company continues to be a leader in the country at replacing miles of underground utility pipe and is committed to maintaining elevated levels of infrastructure investment. We will continue these investments in 2024 as we improve our footprint’s pipes.

For the third consecutive year, Essential has been named to Newsweek’s list of America’s Most Responsible Companies. We are honored to be recognized for our commitments to operational excellence, environmental stewardship, and sustainable business practices and are excited to continue in our role as an industry leader.

Staying the Course	Year	Say -on pay Advisory Vote
In 2020, we introduced a revised compensation program design for Essential’s executives based	2021	96.4%
on an extensive study of industry best practices. This modified compensation program was	2022	97.1%
validated by a high say-on-pay approval vote in our last three years of shareholder voting. We continue to adhere to those executive compensation design principles while adjusting the	2023	96.0%

program as needed to address current trends and challenges. For example, with the acquisition of the gas business in 2020, we updated our plan to include specific metrics for gas damage prevention in our safety goals and reducing gas leaks as part of our environmental compliance goals. The peer group adopted by the Compensation Committee in 2020 was slightly expanded to sixteen companies in 2023 following a thorough review of total revenues, net revenues, and market capitalization of peer companies. In February 2020, we announced that we will, over several years, install mitigation technology at water treatment facilities where source water exceeds 13 parts per trillion (ppt) for any Poly-fluoro alkyl substances (PFAS). This is well below the EPA’s non-enforceable health advisory level of 70 ppt. These initiatives are reflected in our incentive plan goals.

Annually, the Compensation Committee incorporates investor feedback into its review of the compensation program design to ensure alignment with best practices and with investor expectations about our compensation and performance. Among other things, the Committee examines the performance measures for each element of the program to ensure they continue to align with the interests of our shareholders, customers, and employees and remain competitive with the compensation practices of our industry peer group. With the assistance of Pay Governance, the Compensation Committee’s independent compensation consultant, the Committee has determined that our program design, types of compensation vehicles, and the allocation of the compensation elements for the named executive officers is consistent with current competitive compensation practices in the utility industry.

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Executive Compensation   |    Executive Summary

2023 Performance Highlights

Our core values of respect, integrity, and the pursuit of excellence are the underlying foundation to our mission of safely and reliably delivering Earth’s most essential natural resources to our customers and communities while delivering sustainable growth for our investors. During 2023, our leadership team remained focused on our long tradition of operational excellence, strong growth and continued progress on our ESG commitments; prudently invested a record amount of nearly $1.2 billion in infrastructure; and demonstrated the resiliency of our water and natural gas platforms. As of year-end 2023, we had a total of six signed purchase agreements to acquire future water and wastewater systems, totaling approximately $380 million in purchase price and expected to serve over 215,000 equivalent retail customers or equivalent dwelling units.

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Executive Compensation   |    Executive Summary

2021-2023 Pay for Performance Alignment

Our pay programs are designed to reflect the Company’s performance. The following table shows the relationship between financial performance goals and executive performance-based payouts over the past three years:

Target EPS* (adjusted for comp plan)		EPS (adjusted for comp plan)	STI Payout %	3 Year TSR Return	PSU Payout %
2021	$1.66	Achieved	129.70%	65.56%	N/A
2022	$1.77	Achieved	129.06%	12.37%	171.16%
2023	$1.88	Achieved	143.73%	-15.49%	77.94%

*Target EPS is a non-GAAP financial measure. See Appendix A.

Our Pay for Performance Compensation Program

Our compensation program for named executive officers is designed to:

•	Provide compensation that is competitive with our industry peers and appropriately correlates incentive compensation to the achievement of the Company’s short- and long-term performance goals.
•	Provide a total compensation package that is aligned with industry standards and enhances our ability to:
–	Motivate and reward our named executive officers for contributions to our financial success;
–	Attract and retain talented and experienced named executive officers; and
–	Ensure a significant portion of pay is performance-based to better align pay with the successful achievement of our business objectives.
•	Reward our named executive officers for leadership excellence and contribution to the organization’s success.
•	Maintain an important focus on environmental, social, and governance issues while building shareholder value.

Highlights of our Compensation Policies

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Executive Compensation   |    Executive Summary

Pay for Performance and Results of the 2023 Advisory Vote to Approve Executive Compensation

We instill a pay for performance culture throughout the Company. At our 2023 Annual Meeting, we submitted a proposal to shareholders for a non-binding advisory vote on the 2022 named executive officers compensation. Our shareholders overwhelmingly approved the proposal, with 96% voting in favor. This validated the compensation design structure that we believe will propel us into the future.

Aligning Interests of NEOs and Shareholders

Annually, we solicit the opinions of our top shareholders on several items, including our executive compensation program design. We do this to ensure that the pay balance and alignment is viewed as driving strong long-term performance by our named executive officers and other members of management. As part of the Company’s proactive governance outreach program, the Company offers meetings to our top 20 holders which represent approximately 50% of our outstanding shares. As a result, in 2023 the Company interacted with 6 of the top 20 holders which represent over 30% of our shares outstanding.

As a result of these meetings and conversations in 2023 and other analysis, the Compensation Committee has taken the below actions.

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Executive Compensation    |    Section 1: Our Compensation Philosophy

Section 1

Our Compensation Philosophy

Our compensation program for named executive officers is designed to:

•	Provide compensation that is competitive with our industry peers and appropriately correlates incentive compensation to the achievement of the Company’s short- and long-term performance goals.
•	Provide a total compensation package that is aligned with industry standards and enhances our ability to:
–	Motivate and reward our named executive officers for contributions to our financial success;
–	Attract and retain talented and experienced named executive officers; and
–	Ensure a significant portion of pay is performance based to better align pay with the successful achievement of our business objectives.
•	Reward our named executive officers for leadership excellence and contributions to the organization’s success.
•	Maintain an important focus on environmental, social, and governance issues while building shareholder value.

Elements of Compensation for Named Executive Officers

The following chart provides a brief summary of the principal elements of our executive compensation program for 2022. We describe these elements, as well as retirement, severance and other benefits, in more detail on pages 53 through 58.

Compensation Element	Form	Compensation Objective	Relation to Objective
Fixed	**Base Salary**	Fixed annual cash paid bi-weekly	Compensate executives for their level of responsibility and sustained individual performance based on market data.	Merit salary increases are based on subjective performance evaluations as well as actual performance against defined objectives.
Performance- and/or Stock-Based Compensation	**Annual Cash Incentive Awards**	Variable cash paid on an annual basis based on achievement of pre-established goals	Motivate executives to focus on achievement of our annual business objectives.	The amount of the annual incentive award paid, if any, is entirely dependent on achievement of pre-established Company goals.
	Long-Term Equity Incentive Awards	Restricted Stock Units 25%	Align executive interests with shareholder interests; retain key executives.	Provide equity that will have the same value as shares owned by shareholders; subject to stock ownership guidelines.
		Performance Share Units 65%	Aligns executive interests with shareholder interests; creates a strong financial incentive to achieve or exceed long-term performance goals.	The named executive officer's equity vests only if the pre-established goals are achieved.
		Stock Options 10%	Aligns executive interests with shareholder interests.	The named executive officer's stock options only vest if the pre-established goal is achieved, and stock options only have value if the price of the Company's common stock increases after the grant date.

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Executive Compensation    |    Section 2: How We Determine Executive Compensation

Section 2

How We Determine Executive Compensation

We emphasize pay for performance, especially for our higher-level executives. Therefore, the named executive officers receive a substantial portion of their total direct compensation from annual cash and long-term equity incentives, both of which are risk-based incentives tied to the achievement of Company goals. In addition, the percentages of total direct compensation represented by base salary, annual cash incentive opportunities, and equity incentives for the named executive officers are generally in line with competitive market median benchmark percentages.

The Role of the Compensation Committee

The Compensation Committee, composed entirely of independent directors, determines the actual amount of each element of annual compensation to award to the Company’s named executive officers. The goal is for the target total direct compensation opportunity for each named executive officer to be generally within a range of 15% above or below the market median rate for his or her position over time.

The Role of Management

•	Our Senior Vice President, Chief Human Resources Officer assists the Compensation Committee by preparing schedules showing the present compensation of executives, market median rates, target annual cash incentives, and the target range of equity compensation awards from the information provided by the Compensation Committee’s consultant.
•	Our Chief Executive Officer compiles and presents supporting information describing the individual executives’ performance against their objectives. He also provides the Compensation Committee with his recommendations for annual salary increases and any changes in target annual cash incentive percentages and equity incentive awards for the other executive officers, but the ultimate decisions regarding compensation for the named executive officers is made by the Compensation Committee.
•	Our Chief Financial Officer provides the Compensation Committee with certifications as to our financial performance in relation to the Company-specific goals for the Annual Plan and our performance against the criteria established by the Compensation Committee for the vesting of restricted share grants and the earning of performance shares. These financial measures are also certified by our Director of Internal Audit and reviewed by the Audit Committee.

The Role of the Compensation Committee’s Independent Consultant

The Compensation Committee retained Pay Governance, a nationally recognized compensation consulting firm, as its independent consultant to assist in designing and assessing the competitiveness of our executive compensation program. Pay Governance provides no other services to the Company other than serving as the Compensation Committee’s compensation consultant for executive and director compensation decisions. The Compensation Committee concluded that Pay Governance is an independent consultant after considering the factors relevant to Pay Governance’s independence from management, as well as NYSE and SEC rules regarding compensation consultant independence.

Annually, the Compensation Committee has the consultant develop a market rate for base salary, total cash compensation, and total direct compensation for each of the named executive officer positions, including the allocation between cash compensation and equity incentives. Each market rate represents the median compensation level that would be paid to a hypothetical, seasoned performer in a position having similar responsibilities and scope, in an organization of similar size and type as the Company.

Competitive Pay Positioning

We measure the competitiveness of our program for our named executive officers against the median compensation for comparable positions at other companies in our benchmark group composed of other investor-owned utilities.

Our goal is to provide total direct compensation that is competitive with the market median for each named executive officer. Based on the information supplied by Pay Governance, the total target direct compensation for each of our named executive officers was within the competitive range of the benchmark market data for each of their positions during 2023.

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Executive Compensation    |    Section 2: How We Determine Executive Compensation

Our 2023 Benchmarking for Competitive Pay

In developing the market median for the named executive officers, the Compensation Committee’s consultant, Pay Governance, used compensation data from our 16 utility peer group companies.

The combination of salary, short-term incentives, and long-term incentives awarded to the named executive officers is intended to compensate them at approximately the 50th percentile of the market when the Company performs at target level.

Pay Governance reviews the Company’s executive compensation program for the Compensation Committee and annually provides the data and analysis described above. The compensation consultant discusses the proposed actual compensation awards for the named executive officers and provides research and input to the Compensation Committee on changes to the compensation program.

In 2023, Pay Governance also analyzed the Company’s executive compensation program to ensure that it remained competitive. Pay Governance uses the median to show the market rate for base salary, total cash compensation and total direct compensation, including the allocation between cash compensation and equity incentives.

Our 2023 Benchmarking Peer Group

We use a sixteen-company peer group to benchmark executive pay. This custom peer group process was first used in 2020 and will continue to be the foundation of our benchmarking approach. With the acquisition of South Jersey Industries, Inc. we expanded our peer group for 2023 to include 16 companies to ensure the peer companies reflect a sufficiently robust group of investor owned utilities. We added Evergy Inc. and Portland General Electric Co. to the peer group.

How We Selected our Peer Group

A multi-step screening process was used to determine the final comparator companies.

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Executive Compensation    |    Section 2: How We Determine Executive Compensation

Shareholder Advisory Vote Impact on Compensation Committee Actions

The Compensation Committee also takes into consideration the results of the advisory votes on the Company’s executive compensation program for the previous few years. We are committed to providing shareholders with transparency regarding the metrics and measurements used for our incentive plans.

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

Section 3

2023 Executive Compensation Program

Overview

We believe the following seven elements contribute to making our compensation program well-designed, balanced and competitive:

Element of Compensation	Objectives
Competitively benchmarked base salaries	Designed to attract and retain named executive officers consistent with their talent and experience
Short-term incentives or annual cash incentive awards

Intended to reward executives for:

•  improving the quality of service to our customers;

•  controlling the cost of service to our customers by managing expenses and improving performance;

•  achieving economies of scale by acquiring additional water and wastewater systems that can benefit from our resources and expertise;

•  disposing of under-performing systems where appropriate; and

•  enhancing our financial viability and performance by achieving annual objectives.

Long-term equity incentives

Designed to reward named executive officers for:

•  enhancing our financial health, which also benefits our customers;

•  improving our long-term performance through both revenue increases and cost control; and

•  achieving increases in the Company’s equity and in absolute shareholder value and shareholder value relative to peer companies.

Retirement benefits	Intended to assist named executive officers generate income for their retirement.
Non-qualified deferred compensation plan

Designed to allow eligible executives to manage their financial and tax planning by deferring current income until a later date, including following retirement or other separation from employment, without an additional contribution from the Company.

Double-trigger change- in-control agreements

Designed to promote stability and dedication to shareholder value in the event of a fundamental transaction affecting the ownership of the Company and to enable the named executive officers to evaluate any such transaction impartially.

Stock ownership guidelines

Designed to focus named executive officers on the long-term performance of the Company and align their interests with those of our shareholders by encouraging named executive officers to maintain a significant ownership interest in the Company.

Base Salary

Base salary is designed to provide the named executive officers and all our other employees with a level of fixed pay that is commensurate with their role and responsibilities. We believe by delivering base salaries that are reflective of market medians, we are positioned to attract and retain top caliber executives in an increasingly competitive labor market.

How We Determine Base Pay – Market Medians and Internal Pay Equity

The Compensation Committee annually reviews the base salaries of our named executive officers, and for all our senior executives, to evaluate whether they are competitive with our industry peers. Base salaries are considered for adjustment annually and are based on a combination of factors, including general movement in external salary levels, changes in the market median rate for an executive’s position, individual performance, internal pay equity, and changes in individual duties and responsibilities.

For the NEOs in particular, the Compensation Committee analyzes both the market median rate for their positions and internal equity with both the other named executive officers and the other employees of the Company. For NEOs other than our CEO, the Committee also

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

considers recommendations from our CEO, Mr. Franklin, reflecting his assessment of the individual’s performance and their contributions to the achievement of business objectives. Mr. Franklin’s pay is evaluated separately by the Compensation Committee under the same criteria, with the final recommendation determined and approved by all the independent members of the Board of Directors.

NEO 2023 Base Salary

For 2023, the annual increases to the salaries for the named executive officers reflected these assessments. The NEOs’ salary increases averaged 6.3%, which approximated normal market-driven adjustments and reflected peer group median benchmarks ensuring NEO salaries aligned with the market was viewed as an important retention tool, reflected tenure, experience and peer group for the Committee. The base salaries approved by the Compensation Committee for 2023, effective April 1, 2023, were as follows:

•	Mr. Franklin, $1,000,000	•	Mr. Luning, $440,000
•	Mr. Schuller, $510,000	•	Ms. Arnold, $370,000
•	Mr. Rhodes, $485,000

Annual Cash Incentive Awards

The Annual Cash Incentive Award Plan is a non-equity incentive plan that provides each named executive officer with the opportunity to earn a cash award tied to Company performance against specific business objectives.

A balanced scorecard approach to this cash incentive ensures that all employees work in the best interests of the shareholders, employees, and customers.

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

2023 Performance

The following table shows the Company’s 2023 performance compared to the targets set in the Annual Plan. The Compensation Committee evaluated the actual attainment of each performance goal, with particular emphasis on the above-target achievement of all goals, and determined that the aggregate weighted achievement of the corporate goals was 143.73%.

2023 Company Performance Metric Scorecard

	Metric Component	Threshold 50% Payout	Target 100% Payout	Maximum 150% Payout	2023 Actual Results	Actual Attainment	Weight	Projected Achievement
Financial 50%	Essential Earnings Per Share (EPS)*	$1.83	$1.88	$1.93	$1.995	150.00%	35.00%	52.50%
	Essential ROE	8.00%	9.50%	11.00%	11.27%	150.00%	15.00%	22.50%
Safety 20%	Essential Lost Time/ Restricted Time	1.70	1.25	0.90	1.18	110.00%	5.00%	5.50%
	Essential Responsible Vehicle Accident Rate	3.05	2.55	2.05	2.43	112.00%	5.00%	5.60%
	Gas Damage Prevention	3.28	3.17	3.06	2.71	150.00%	10.00%	15.00%
Customer Service 10%	Essential Service Level	82.10%	83.10%	84.10%	83.94%	134.50%	10.00%	13.45%
Compliance 10%	Aqua Water Compliance	99.60%	99.75%	100.00%	99.93%	136.00%	2.50%	3.40%
	Aqua Wastewater Compliance	93.50%	96.00%	99.00%	98.35%	139.17%	2.50%	3.48%
	Peoples Gas Leaks	260	205	150	134	150.00%	2.50%	3.75%
	Peoples Gas LTIIP	97.50%	100.00%	102.50%	102.10%	142.00%	2.50%	3.55%
Diversity 10%	Essential Supplier Diversity	13.72%	14.00%	14.28%	18.06%	150.00%	5.00%	7.50%
	Essential Employee Diversity	16.20%	16.50%	16.80%	17.46%	150.00%	5.00%	7.50%
Total Achievement								143.73%

*	Actual Essential Earnings Per Share is adjusted (Non-GAAP financial measure). Refer to Appendix A for a reconciliation of this Non-GAAP financial measure to net income per share, the closest comparable GAAP financial measure.

Based on this determination, the table below shows the target and actual annual cash incentive awards approved by the Compensation Committee for 2023 for the named executive officers.

2023 Named Executive Officer Short-Term Incentive Awards

Name	2023 Salary Rate* ($)	2023 Target Bonus %	2023 Company Achievement	STI Payment ($)
Christopher H. Franklin	$1,000,000	100%	143.73%	$1,437,300
Daniel J. Schuller	$510,000	65%	143.73%	$476,465
Matthew R. Rhodes	$485,000	60%	143.73%	$418,254
Christopher P. Luning	$440,000	60%	143.73%	$379,447
Colleen M. Arnold**	$370,000	45%	132.91%	$200,000

*	The 2023 Salary Rate is an annualized rate.
**	Ms. Arnold’s Short-Term Incentive Plan focuses on a blend of Essential and Aqua specific financial, safety, customer service, environmental and diversity metrics. 2023 STI payment reflects an adjustment for water operational outcomes.

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

Long-Term Equity Incentive Awards

Our use of equity incentive awards is intended to reward our named executive officers for:

•	Enhancing the Company’s financial health, which also benefits our customers;
•	Improving our long-term performance through both revenue increases and cost control; and
•	Achieving increases in the Company’s equity and shareholder value,

We make these equity incentive awards under our Amended and Restated Omnibus Equity Compensation Plan (the Plan). Under the Plan, the Compensation Committee and the Board of Directors may grant stock options, performance-based or service-based stock unit and stock awards, stock appreciation rights and other stock-based awards to officers, directors, key employees and key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of our business.

Since 2011, the Compensation Committee has used a combination of performance share units and restricted stock units to better link the named executive officers’ long-term incentive compensation to performance results that led to increased shareholder value and enhanced our long-term financial stability, which also benefits our customers. For 2022, the long-term incentive plan reintroduced performance- based stock options as part of the program to incentivize management to grow the value of the Common Stock.

We aim to strike a balance between the incentive and retention goals of our equity grants:

•	All of the equity grants to our Chief Executive Officer are subject to performance goals.
•	For our other named executive officers, sixty-five percent of the equity grant is performance-based share units, twenty- five percent is in the form of restricted stock units, and ten percent is stock options for 2023.

Using the market median rates developed by Pay Governance, the Compensation Committee evaluates the target annual equity incentive awards made to the named executive officers as part of the total compensation package designed to be competitive with the benchmarked group and our industry. The Compensation Committee does not consider any increase or decrease in the value of past equity incentive awards in making these annual decisions.

In considering the number of equity incentive awards to be granted in total to all employees each year, the Compensation Committee considers the number of equity incentive awards outstanding and the number of equity incentive awards to be awarded as a percentage of Essential’s total shares outstanding.

The number of equity incentive awards granted annually to all employees has been less than 1% of Essential’s total shares outstanding per year for the past several years. It is our equity granting policy to make all equity incentive awards on the same grant date.

Long Term Equity Incentive Awards Mix

Performance-based equity awards provide guidance and incentives to management for building shareholder growth, while restricted share units and options provide retention benefits and closely align management with the shareholders. The table below shows the balance between the performance share units, performance-based options, and restricted stock units between 2020 and 2024.

Long-Term Equity Mix for 2020-2024

Award Year	Performance Period	Payment Year	Performance Share Units	Performance Based Stock Options	Restricted Stock Units
2020	2020-2022	2023	65%	N/A	35%
2021	2021-2023	2024	65%	N/A	35%
2022	2022-2024	2025	65%	10%	25%
2023	2023-2025	2026	65%	10%	25%
2024	2024-2026	2027	65%	10%	25%

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

As a result of the Compensation Committee’s analysis of competitive conditions, it established the target percentages of base salary for equity awards each named executive officer as follows:

2023 Target LTI (%)
Christopher H. Franklin	290
Daniel J. Schuller	150
Matthew R. Rhodes	130
Christopher P. Luning	125
Colleen M. Arnold	85

Vested Performance Share Awards and Status of Outstanding Performance Share Awards

Performance share or performance share unit grants (PSU) (together referred to as performance shares) provide the named executive officers with the opportunity to earn awards of shares based on Company performance against pre-determined, objective metrics for a three-year performance period. Participants are granted a target number of shares or units that can increase to 200% of the target or decrease to zero based on the Company’s actual performance compared to the goals for the designated metrics. Dividends or dividend equivalents, as applicable, on the performance shares accrue and will be paid when the performance shares are earned and paid based on the number of shares actually earned, if any. Performance shares vest, if at all, three years after the grant date.

As seen by the charts above, the Compensation Committee believes that its long-term incentive compensation program aligns with the shareholders, combining total shareholder return with objective metrics aimed at increasing shareholder value, with the actual payout based on actual achievement of four metrics that the Compensation Committee believes address share-based and operational metrics that are important to shareholders.

Outstanding PSU Awards

The PSU awards granted in 2021 covered the performance period for the PSU awards for 2021 began on January 1, 2021, and end on December 31, 2023. The calculation of the 2021 PSU award was based on its three metrics over the three-year grant period: Essential’s ordinal ranking for Total Stockholder Return (TSR) compared to the peer group, targeted rate-based growth as a result of acquisitions, and controlling Operating and Maintenance expenses per targets. The three-year TSR return of -15.49% resulted in a zero payout of the first metric of the PSU. We had success in our rate base growth over the last three years, which shows in the second metric of the PSU. Lastly, our third metric on controlling O&M expenses was achieved through measured spending and managing though high inflation costs. The 2021 PSU calculation is depicted below.

The pay for performance design of the LTI program and the alignment of the LTI program with the Company’s shareholders can clearly be seen in the 2021 PSU outcome of 77.94%, a significant lower PSU payout than in recent years.

2021 PSU Calculation	Weight	Actual Result	Performance	Extrapolation
Metric 1 - TSR Peer Group	38.46%	Ranked 15th	0.00%	0.00%
Metric 2- Rate Base Growth	30.77%	$215M	135.04%	41.55%
Metric 3- O&M	30.77%	$1.624B	118.28%	36.39%
Total 2021 PSU Attainment:				77.94%

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

Please see the disclosure on page 73 under the heading Outstanding Equity Awards at Fiscal Year-End for a detailed description of the status of the PSU awards.

Adjusted Return on Equity Calculation — Stock Options

Stock options vest, or not, based on the Company’s adjusted return on equity, which is calculated annually in accordance with the descriptive formula below. If the adjusted return on equity meets or exceeds 150 basis points below the return on equity of the most current Pennsylvania PUC rate award, the stock options will vest. Stock options vest one-third per year over a three year period.

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

Restricted Share Awards

Annual restricted share or restricted stock unit grants (together referred to as restricted shares) entitle the named executive officers to receive the number of shares granted at the end of a given period of time, or in increments over a period of years, subject to continued employment with the Company. However, if a recipient separates from the Company due to death, disability, retirement or termination following a Change in Control, then acceleration of the lapse of forfeiture restrictions occurs as set forth in the Plan.

•	Dividends or dividend equivalents, as applicable, are accumulated and paid when the restricted shares are paid.
•	The restricted shares to the named executive officers other than the Chief Executive Officer vest 100% after three years, with vesting subject solely to continued service with the Company.
•	The restricted shares to the Chief Executive Officer vest 100% after three years, subject to continued service with the Company and the Company’s achievement of at least an adjusted return on equity equal to 150 basis points below return on equity granted by the Pennsylvania Public Utility Commission during the Company’s Pennsylvania water subsidiary’s last rate proceeding, subject to adjustments as allowed under the Plan. For this purpose, return on equity will be calculated in the same manner as it is calculated for the purpose of determining the return on equity required for the vesting of stock options.

Other Benefits

Retirement Plans

Our retirement plans are intended to provide competitive retirement benefits to help attract and retain employees. Some of our named executive officers are participants in our qualified pension plan (benefits frozen as of December 31, 2014) (the Retirement Plan), and in our non-qualified pension benefit plan (the Non-Qualified Pension Benefit Plan). Our non-qualified retirement plan is intended to provide executive officers with a retirement benefit that is comparable on a percentage of salary basis to that received by our other employees participating in the Retirement Plan by providing the benefits that exceed those permitted under current Internal Revenue Service regulations. Benefits continue to accrue for some of our named executive officers in the Non-Qualified Pension Benefit Plan. Starting in 2009, the Company began to fund the trust for the benefits under the Non-Qualified Pension Benefit Plan using trust-owned life insurance. A named executive officer’s retirement benefits under our qualified and non-qualified retirement plans are not taken into account when determining the executive’s current compensation.

•	Effective December 31, 2014, the named executive officers ceased accruing a benefit under the Retirement Plan and their plan compensation and credited service for purposes of determining their benefits was frozen.
•	Vesting service will continue to accrue in the Retirement Plan as long as the named executive officer remains employed by the Company.

Non-Qualified Deferred Compensation Plan

We maintain a non-qualified Executive Deferred Compensation Plan (the Executive Deferral Plan) that allows eligible members of management to defer all or a portion of their salary and annual cash incentives. The ability to defer compensation enables participants to save for retirement and other life events in a tax-effective manner. Deferred amounts are deemed invested in one or more mutual funds selected by the participant under trust-owned life insurance policies on the lives of eligible executives.

To provide named executive officers with the full Company matching contribution available to other employees under our qualified plans, executives who choose to defer up to six percent of their salary under one of the Company’s 401(k) plans, but do not receive the full Company matching contribution under such qualified plans due to the Internal Revenue Service regulations limiting the total dollar amount that can be deferred under a 401(k) plan ($19,000 for 2019, $19,500 each year for 2020 and 2021, $20,500 for 2022 and  $22,500 for 2023), receive the portion of the Company matching contribution that the executive would be otherwise ineligible to receive into the Executive Deferral Plan.

•	Effective January 1, 2009, the Company began to fund the trust holding amounts deferred by the participants in the Executive Deferral Plan using trust-owned life insurance.
•	A named executive officer’s deferrals and any earnings on deferrals under our non-qualified deferred compensation plan are not taken into account in determining the named executive officer’s compensation.

Severance Plans

All of the named executive officers are covered by a severance policy. The policy provides a severance benefit of (i) one full year salary, (ii) one full year projected bonus, and (iii) between one and six months of continued medical benefits following termination, provided the named executive officer is terminated for any reason other than for cause.

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Executive Compensation    |    Section 3: 2023 Executive Compensation Program

Additionally, on July 1, 2021, Mr. Franklin and the Company entered into a Renewed Employment Agreement (Mr. Franklin’s Employment Agreement). Under Mr. Franklin’s Employment Agreement, if the Company terminates Mr. Franklin’s employment without cause or does not renew the term of the Employment Agreement, or if Mr. Franklin terminates his employment for good reason (as defined in the agreement), Mr. Franklin will receive any accrued but unpaid salary and accrued vacation as well as a lump sum equal to 24 months of base salary and two times his target annual bonus.

Under his employment agreement, Mr. Franklin agrees that during his employment and for a period of twelve months after termination of his employment, he will not (1) employ, engage or solicit for employment employees of the Company, (2) solicit, entice, broker or encourage any then-current or potential customer, client or vendor of the Company or otherwise alter his, her or its relationship with the Company, or (3) participate in any way, directly or indirectly, in a “competing business.”

If the Company terminates Mr. Franklin’s employment for cause or if he terminates his employment without good reason, or in the event of death or disability, Mr. Franklin (or his estate) will receive any accrued but unpaid salary and accrued vacation. Mr. Franklin’s Employment Agreement expires July 1, 2024, and may be extended for successive one-year terms upon mutual agreement of the Company and Mr. Franklin. Mr. Franklin’s Employment Agreement is filed with our SEC filings.

Double Trigger Change-In-Control Agreements

We maintain change-in-control agreements with the named executive officers that are intended to:

•	minimize the distraction and uncertainty that could affect key management in the event we become involved in a transaction that could result in a change in control of the Company;
•	enable the executives to impartially evaluate such a transaction;
•	provide a retention incentive to our named executive officers; and
•	encourage executives’ attention and dedication to their duties and responsibilities in the event of a possible change-in-control.

Under the terms of these agreements, a covered named executive officer is entitled to certain severance payments and a payment in lieu of the continuation of benefits if his employment is terminated other than for cause, or in the event the executive resigns for good reason, as defined in the agreements, within two years following a change-in-control of Essential. See the description of Potential Payments Upon Termination or Change-in-Control on pages 79 through 84.

These change-in-control agreements are referred to as double trigger agreements because they only provide a benefit to executives whose employment is terminated, or who have good reason to resign, following a change-in-control. These change-in-control agreements do not provide any payments or benefits to the covered executives merely as a result of a change-in-control. The normal annual restricted share, stock option and performance share grants to the named executive officers also contain double trigger provisions. Each of the change-in-control agreements limit the amount of the payments under the agreements based on the limitation on the deductibility of these payments under Section 280G of the Internal Revenue Code (the Code).

The Company has determined that there will be no tax gross-ups in any change-in-control agreements with executives and that all such agreements will be subject to the limitations under Section 280G of the Code. We believe the multiples of compensation and other benefits provided under the change-in-control agreements, as described on pages 79 through 84, are consistent with the multiples in the market. Named executive officers who receive payments under their change-in-control agreements in connection with a separation from employment following a change-in-control will not be entitled to any payments under our normal severance policy. The form of change- in-control agreement is filed with our SEC filings.

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Executive Compensation    |    Section 4: 2023 NEO Compensation and Performance Summaries

Section 4

2023 NEO Compensation and Performance Summaries

Linking Pay and Performance

Here we provide a summary of each of our NEOs 2023 total direct compensation and an overview of their individual performance accomplishments relative to achieving our Company’s annual and long-term performance goals.

Christopher H. Franklin

Chairman, President and Chief Executive Officer

Responsibilities

Mr. Franklin leads and guides the Company’s strategic direction which primarily focuses on the high-quality delivery of water, wastewater and natural gas service in a manner that delivers value for shareholders. He sets the tone for the Company’s culture based on a set of corporate values and objectives which incorporate strong environmental, social and governance practices.

Mr. Franklin leads the Company’s work with legislators, regulators, customers, and communities to create solutions that support economic development and strong communities while preserving and protecting natural resources.

2023 Key Accomplishments

•	Continued to grow the Company with seven new municipal acquisitions, adding over $44 million in rate base.
•	Set the course for growth in 2024 with approximately $380 million in pending acquisitions that would add over 215,000 equivalent retail customers or equivalent dwelling units.
•	Invested $1.2 billion in infrastructure improvements across our footprint.
•	With a focus on the community, through the Essential Foundation, ensured over $3.9 million in community giving.
•	Provided leadership for Essential’s ESG/GHG reduction program to substantially reduce Scope 1 and 2 greenhouse gas emissions, targeting a 60% reduction by 2035 from Essential’s 2019 emission levels, which is consistent with the rate of reduction necessary over the next 15 years to keep on track with the Paris Agreement.
•	Filed the Peoples Natural Gas rate case as part of Essential Utilities.

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Executive Compensation    |    Section 4: 2023 NEO Compensation and Performance Summaries

Daniel J. Schuller

Executive Vice President and Chief Financial Officer

Responsibilities

As CFO, Mr. Schuller is responsible for managing Essential’s overall financial condition, including resource and capital allocation, financial and expense discipline.

He leads all corporate finance functions, including accounting, financial planning, forecasting, cash flow planning, investment strategies, capital structure, regulatory and rate strategies, and tax. Further, Mr. Schuller oversees customer care, supply chain, fleet, and facilities.

2023 Key Accomplishments

•   Successfully concluded the first multi-year Aqua NC rate case, the Aqua OH rate case, and the inaugural Aqua TX infrastructure surcharge filing. Filed the first forward test year rate case for Aqua VA and the first PNG rate case under Essential’s ownership.

•   Successfully raised debt and equity financing to support operations, capital expenditures, and acquisitions (e.g., $300M of private placement debt and $323M of equity).

•   Advanced finance transformation, including Blackline and tax provision software implementation, plus activities related to procure-to-pay, consolidation and reporting, and financial closing.

•   Increased forecasting activities and expense management due to headwinds created by unfavorable weather, inflation, and interest rates.

Matthew R. Rhodes

Executive Vice President Strategy & Corporate Development

Responsibilities

As EVP of Strategy and Corporate Development, Mr. Rhodes is responsible for driving Essential’s overall strategy and corporate development function, as well as leading the state presidents and business development leads in M&A initiatives.

Mr. Rhodes is also 2023 Total Compensation Mix Fixed $64,991 Performance Stock Options responsible for leading the Company’s market-based businesses.

Mr. Rhodes guides a team of internal and external professionals responsible for due diligence, underwriting/valuation, financing, ratings, negotiations, and transaction management, in partnership with other members of the executive team.

2023 Key Accomplishments

•   Successfully reviewed and refined Essential strategic goals through a refresh of the 3-year strategic planning process for senior leaders and monthly strategy sessions with the ELT.

•   Made continued improvements to the muni-acquisition program, closed deals adding over $44 million in rate base and 11,000 customers, signed several new APAs and maintained a solid deal pipeline.

•   Continued to grow the Home Warranty programs at Aqua and Peoples with year-over-year EBITDA growth of ~10%.

•   Completed the sale of the Peoples WV assets.

•   Advanced energy transition initiatives including a hydrogen pilot with Univ of Pittsburgh, a successful hydrogen hub consortium application, a voluntary emissions reduction and fuel cell program for customers.

•   Announced the sale of Peoples’ energy projects for $165M, closed in early 2024.

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Executive Compensation    |    Section 4: 2023 NEO Compensation and Performance Summaries

Christopher P. Luning

Executive Vice President, General Counsel

Responsibilities

Mr. Luning is responsible for acting as a legal and business advisor to the Board of Directors, the CEO, and the senior leadership team. In addition, Mr. Luning is responsible for the Company’s Legal, Regulatory, Corporate and Legislative Affairs, Risk and Insurance,2023 Total Compensation Mix Fixed $56,702 Performance Stock Options Environmental Affairs, Safety, and Records Department, and is the Company’s designated SEC Compliance Officer.

2023 Key Accomplishments

•   Developed, grew, and integrated legal, risk, compliance and safety, records, and regulatory departments, including noticeable improvements to all departments. Created efficiencies across functions and began integration/succession planning.

•   Executed companywide PFAS litigation strategy including protected Company’s interests in multiple court and regulatory proceedings.

•   Negotiated sale of West Virginia assets. Managed regulatory process to obtain approval. Negotiated and Closed the sale and the associated Transition Services Agreement and assisted in implementation.

Colleen M. Arnold

President, Water

Responsibilities

Ms. Arnold is responsible for the leadership, management and vision for Essential’s water operations. Ms. Arnold ensures that the Company has the proper operational controls, administrative and reporting procedures, and people systems in place to operate effectively and efficiently, grow the business, and remain financially strong.

Ms. Arnold directs the water business’ focus on the key operational metrics and performance indicators across all our states.

2023 Key Accomplishments

• Achieved highest water and wastewater compliance rates in Aqua history. • Achieved successful rate case in North Carolina using new multi-year rate mechanism with an ROE of 9.8%.	• Directed lead program where Aqua NJ Blackwood selected as one of forty utilities nationally as an EPAs Lead Accelerator Community. • Regional leader in response to Delaware River Chemical Spill.

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Executive Compensation    |    Section 5: Our 2024 Short- and Long-Term Incentive Programs

Section 5

Our 2024 Short- and Long-Term Incentive Programs

STI Metrics, Weighting and Target Payout Levels

Our STI metrics, which reflect the core areas of Company performance, will continue in 2024 to center on financial performance, water and wastewater compliance, gas leaks and infrastructure improvement, customer satisfaction, and employee safety. We believe this incentive program builds on and supports an already strong foundation of management oversight of sustainability.

The goal of our short-term incentive program is to encourage our executive team to focus on core issues associated with driving long- term shareholder growth and ensuring safe and reliable water and natural gas services for our customers.

Proposed 2024 Essential Short-Term Incentive Plan

2024 Long-Term Incentive Program

As shown in the charts below, the program for 2024 will keep the 2023 allocation of 10% performance-based stock options, 65% performance-based incentives, and 25% restricted stock units.

2024 Essential Long-Term Incentive Plan

2024 Financial Metrics for PSUs

Ordinal TSR	The most prevalent long-term incentive metric in the peer group. The performance is based on ordinal TSR rank against our new 16-company peer group, with the percentile ranking determining the overall payout level (0 - 200%).

Additionally, two other operating measures were chosen to balance internal financial and operational management with external shareholder results.

Rate base growth	Defined as the approved rate base at the time of completion of the acquisition plus subsequent capital invested in the following three years. Rate base growth is central to the Company’s growth platform.
Operations and maintenance performance	To ensure cost-effective operations, operations and maintenance targets include the budget plus the first two years in the plan for the regulated businesses only.

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Executive Compensation    |    Section 6: Compensation Governance Policies and Practices

Section 6

Compensation Governance Policies and Practices

Anti-Hedging and Anti-Pledging Policy

Issuing equity awards to our directors and named executive officers and imposing stock ownership guidelines helps to align their interests with those of our shareholders. As part of our insider trading policy, we prohibit all directors and employees from engaging in hedging or pledging activities with respect to any owned shares or outstanding equity awards. The policy specifically prohibits all insiders from engaging in any short sales of the Company’s securities; buying or selling puts, calls or other derivative securities; or pledging the Company’s securities as collateral for a loan. None of our directors or named executive officers engaged in any hedging or pledging activities with respect to the Company stock during 2023.

Clawback of Incentive Compensation

In accordance with recent Securities and Exchange Commission and New York Stock Exchange requirements, on February 22, 2023, the Company’s Board of Directors unanimously adopted a Compensation Recoupment Policy. Among other items, the Clawback Policy covers the Company’s ability to recoup compensation in the event of a restatement, regardless of whether the Section 16 Officer was at fault or not and is intended to be fully compliant with all requirements of the Securities and Exchange Commission and the New York Stock Exchange.

In the event of a significant restatement of our financial results caused by executive fraud or willful misconduct, the Compensation Committee reserves the right to review the cash incentive compensation received by the named executive officers with respect to the period to which the restatement relates. The Committee will recalculate Essential’s results for the period to which the restatement relates and seek reimbursement of that portion of the cash incentive compensation that was based on the misstated financial results from the executive or executives whose fraud or willful misconduct was the cause of the restatement.

In addition, starting with the performance share unit grants and restricted stock unit grants in 2014, all shares issued pursuant to those grants are subject to any applicable recoupment or clawback policies and other policies implemented by the Board, as in effect from time to time.

Limited Perquisites

We offer a limited number of perquisites for our named executive officers. The Board has authorized executive benefits consisting of executive financial planning and annual executive physical exams. The Board regularly reviews the benefits provided to our executives and makes appropriate modifications based on the value of these benefits.

Stock Ownership Guidelines

In 2005, the Board of Directors established stock ownership guidelines for the named executive officers to encourage these executives to maintain a significant ownership interest in the Company and to help align the interests of these executive officers with the long-term performance of the Company. In 2017, these guidelines were modified to recognize the different levels of executives who may be among the named executive officers and to state the guidelines in terms of the number of shares to be held rather than a dollar value, in order to avoid fluctuations in the number of shares to be held based on variations in the Company’s stock price. In establishing the number of shares to be held, the Compensation Committee uses a round number of shares, the value of which approximates the following multiples of the midpoint of the average base salary grade for the executives:

Position	Multiple of Midpoint of 2022 Average Base Salary	Approximate Shares, PSUs, and RSUs To Be Held Based upon December 31, 2022 Share Price
Chief Executive Officer	5	99,500
Executive Vice President/NEO	3	27,100

Each named executive officer is expected to have shareholdings consistent with these guidelines within five years of becoming a named executive officer or after receiving a significant promotion. Mr. Franklin received a significant promotion in 2015 and Mr. Schuller was initially hired in 2015 and Mr. Rhodes was initially hired in 2018, starting a new five- year period for each. This is the second year Ms. Arnold has been identified as a NEO.

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Executive Compensation    |    Section 6: Compensation Governance Policies and Practices

An executive who has not achieved the guideline within this five-year period is expected to retain one-half of any equity awards, after any required tax withholding, in Company stock and to use 10% of any annual cash incentive awards after tax to purchase shares of Company stock until the guideline is met. The chart below shows the shareholdings of the named executive officers as of December 31, 2023.

Officer Shareholdings as of December 31, 2023

Name	Position	Shares, PSUs(1), and RSUs Held
Franklin	Chief Executive Officer	362,503
Schuller	Executive Vice President	82,444
Rhodes	Executive Vice President	55,569
Luning	Executive Vice President	80,710
Arnold	President, Aqua	20,183

(1) PSUs listed at target amount.

Executive Compensation Committee Report

The purpose of the Compensation Committee is to assist the Board of Directors in its general oversight of the Company’s compensation programs and the compensation of the Company’s executives. The Compensation Committee Charter describes in greater detail the full responsibilities of the committee and is available on our website: www.essential.co.

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis on pages 43 through 66 with management. Based on this review and discussion, the Executive Compensation Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, the inclusion of the Compensation Discussion and Analysis in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders.

Respectfully submitted,

Members:

Daniel J. Hilferty, Chair
Elizabeth B. Amato
Ellen T. Ruff

Lee C. Stewart

February 20, 2024

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Executive Compensation    |    Executive Compensation Tables

Executive Compensation Tables

The following Summary Compensation Table shows compensation paid to or earned by the named executive officers for 2023.

Summary Compensation Table

Principal Position	Year	Salary ($)(1)	Bonus ($)	Grant Date Fair Value ($)(2)	Grant Date Fair Value of Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Christopher H. Franklin President and Chief Executive Officer	2023	985,584	—	2,523,854	298,940	1,437,300	2,483,717	20,555	7,749,950
	2022	938,628	—	2,138,892	246,090	1,226,070	—	19,367	4,569,047
	2021	900,173	—	2,144,852	—	1,180,270	1,096,773	17,648	5,339,716
Daniel J. Schuller EVP and Chief Financial Officer Principal Financial Officer	2023	500,560	—	647,856	78,862	476,465	—	27,640	1,731,383
	2022	473,278	—	577,065	66,389	400,345	—	36,822	1,553,899
	2021	458,329	—	567,877	—	390,612	—	23,322	1,440,140
Matthew R. Rhodes EVP, Strategy & Corporate Development	2023	479,554	—	531,153	64,991	418,254	—	24,899	1,518,851
	2022	460,984	—	466,367	53,658	360,916	—	33,580	1.375,505
	2021	443,318	—	464,797	—	348,756	—	20,020	1,276,891
Christopher P. Luning EVP, and General Counsel	2023	433,415	—	466,539	56,702	379,447	407,271	11,936	1,755,310
	2022	412,595	—	417,442	48,026	323,027	—	18,644	1,219,734
	2021	396,779	—	415,986	—	312,144	179,874	17,659	1,322,442
Colleen M. Arnold President, Aqua	2023	357,807	—	256,597	32,416	200,000	—	34,743	881,563
	2022	316,971	—	204,928	23,584	181,780	—	36,973	764,236
	2021	—	—	—	—	—	—	—	—

(1)	Salary and Non-Equity Incentive Plan Compensation amounts include amounts deferred by the named executive officer pursuant to the Executive Deferral Plan described beginning on page 79.
(2)	The grant date fair value of stock-based compensation is based on the fair market value on the date of grant as determined In accordance with the FASB ASC Topic 718 accounting guidance for stock compensation. The assumptions used in calculating the fair market value are set forth in Note 15, Employee Stock and Incentive Plan contained In the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC at www.sec.gov. For performance shares, the RSUs, and Restricted Stock, the Grant Date Fair Value of Stock and Options Awards shown is based on the target number of the shares underlying the awards granted.
(3)	Non-Equity Incentive Plan Compensation is shown for the year in which the compensation is earned and is generally paid in the following calendar year. See the description of these annual cash Incentive awards above under the CD&A section of this proxy statement.
(4)	Change in Non-qualified Pension Value and Deferred Compensation Earnings. The change in pension value is based on the aggregate change In the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit pension plans (Including non-qualified pension plans) from the pension plan measurement date used for financial statement reporting purposes in the Company’s audited statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes in the Company’s audited financial statements for the covered fiscal year.There was a steep drop in discount rates at the end of 2023, which increases the present value of the pension benefit significantly. All amounts deferred by participants in the Executive Deferral Plan and all prior deferrals under the Executive Deferral Plan are invested in a variety of mutual funds selected by each participant under trust-owned life insurance used by the Company to fund the Executive Deferral Plan; there are no preferential or above-market earnings on this deferred compensation. Messrs. Rhodes and Schuller and Ms. Arnold are not eligible to participate in the Retirement Plan because they were hired by the Company after the Retirement Plan was closed to new entrants. Negative amount changes are not included in this section per SEC guidelines.

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Executive Compensation    |    Executive Compensation Tables

(5)	All Other Compensation includes the components listed below.

		Group Life ($)(a)	401(k) Company Match and Company Contribution(b)	Car Allowance ($)(c)	Other ($)	Total ($)
Franklin	2023	7,740	9,715	3,100	—	20,555
	2022	6,708	7,933	4,726	—	19,367
	2021	6,450	7,067	4,131	—	17,648
Schuller	2023	2,815	22,860	1,965	—	27,640
	2022	552	34,233	2,037	—	36,822
	2021	414	19,750	3,158	—	23,322
Rhodes	2023	1,746	23,153	—	—	24,899
	2022	360	33,220	—	—	33,580
	2021	270	19,750	—	—	20,020
Luning	2023	4,540	6,476	920	—	11,936
	2022	4,309	9,593	4,742	—	18,644
	2021	2,078	9,345	6,236	—	17,659
Arnold	2023	2,042	25,714	6,987	—	34,743
	2022	552	28,176	8,245	—	36,973
	2020	—	—	—	—	—

(a)	Represents the taxable value of group life insurance benefit for the named executive officer.
(b)	Includes Company match and year end contribution to the 401(k) and the non-qualified retirement plan.
(c)	The Company provides the use of Company owned or leased vehicles for several of its named executive officers.

(6)	Total compensation is calculated in accordance with the SEC requirements under Item 402(c) of Regulation S-K, but does not reflect the compensation paid for the year. Specifically, the Total compensation includes the change in pension value in the qualified and non-qualified defined benefit pension plans in which the named executive officers participate. Such pension benefits will not be paid to the named executive officers until they retire from service to the Company.

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Executive Compensation    |    Executive Compensation Tables

Pay Versus Performance (PVP)

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (PEO) and to our named executive officers and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year (a)*	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2) (c)	Average Summary Compensation Table Total for non-PEO NEOs(1) (d)	Average Compensation Actually Paid to non-PEO NEOs(1)(2)(e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return(3) (g)	Net Income (h)	Adjusted EPS(4) (i)
2023	$7,749,950	$2,489,517	$1,471,777	$ 856,685	$ 87.70	$ 89.38	$498,226,000	$2.00
2022	$4,569,047	$4,579,810	$1,569,825	$1,131,942	$108.77	$102.99	$465,237,000	$1.81
2021	$5,339,716	$5,944,071	$1,488,288	$1,779,964	$119.44	$103.14	$431,612,000	$1.80
2020	$7,173,359	$5,496,122	$1,770,429	$1,814,639	$102.93	$86.13	$284,490,000	$1.67

(1)	Our principal executive officer (PEO) for 2021-2023 is Mr. Franklin. The non-principal executive officers (Non-PEO) reflected in columns (d) and (e) include the following individuals: Mr. Schuller (2021-2023), , Mr. Rhodes (2021-2023), Mr. Luning (2021-2023), and Ms. Arnold (2022-2023).
(2)	The following amounts were deducted from / added to Summary Compensation Table (SCT) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (CAP) to our principal executive officer (PEO) and average CAP to our non-PEO named executive officers. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.
(3)	The Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Midcap 400 Utilities Index.
(4)	Adjusted EPS is a non-GAAP financial measure. See Appendix A for reconciliation to the GAAP financial measure and adjustments.

PEO SCT Total to CAP Reconciliation

Fiscal Year	2020	2021	2022	2023
SCT Total	$7,173,359	$5,339,716	$4,569,047	$7,749,950
- Change in Actuarial Present Value of Pension Plans Reported in Fiscal Year	$(3,008,515)	$(1,096,773)	$0	$(2,483,717)
+ Service Cost of Pension in Fiscal Year	$105,108	$145,149	$138,759	$106,388
+ Prior Service Cost of Pension in Fiscal Year	$0	$0	$0	$0
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(2,053,175)	$(2,144,852)	$(2,384,982)	$(2,822,794)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$2,677,987	$3,173,125	$3,584,530	$2,641,275
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$341,454	$913,795	$(1,114,238)	$(2,662,913)
± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$144,032	$(513,508)	$(408,431)	$(196,908)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	$0
+ Dividends Accrued During Fiscal Year	$115,872	$127,419	$195,125	$158,236
Compensation Actually Paid	$5,496,122	$5,944,071	$4,579,810	$2,489,517

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Executive Compensation    |    Executive Compensation Tables

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2020	2021	2022	2023
Average SCT Total	$1,770,429	$1,488,288	$1,569,825	$1,471,777
- Change in Actuarial Present Value of Pension Plans Reported in Fiscal Year	$(343,844)	$(169,224)	$(279,211)	$(101,818)
+ Service Cost of Pension in Fiscal Year	$63,474	$87,452	$68,366	$31,159
+ Prior Service Cost of Pension in Fiscal Year	$0	$0	$0	$0
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$(615,185)	$(505,411)	$(497,732)	$(533,779)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	$813,607	$747,714	$558,334	$514,573
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	$82,955	$231,197	$(175,708)	$(516,479)
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$56,413	$0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$13,391	$(131,958)	$(135,957)	$(39,641)
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$(68,996)	$0
+ Dividends Accrued During Fiscal Year	$29,810	$31,907	$36,609	$30,894
Average Compensation Actually Paid	$1,814,639	$1,779,964	$1,131,942	$856,685

Charts of CAP vs Performance Metrics

The chart below illustrates the relationship between the PEO and average Non-PEO CAP amounts and the Company’s and Peer Group’s TSR during the period 2020-2023.

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Executive Compensation    |    Executive Compensation Tables

The charts below illustrate the relationship between the PEO and Non-PEO CAP amounts and the Company’s Net Income and Adjusted EPS during the period 2020-2023.

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Executive Compensation    |    Executive Compensation Tables

Tabular List of Most Important Performance Measures

The five items listed below represent the most important performance metrics we used to determine CAP for FY2023 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Short-Term Incentive Awards” and “Long-Term Equity Incentive Awards.”

Most Important Performance Measures • Adjusted EPS • Return on Equity • Relative TSR • Operations & Maintenance Measures • Rate Base Growth

Grants of Plan-Based Awards

The following table contains information regarding equity and non-equity awards granted to the named executive officers in 2023:

Grants of Plan-Based Awards

Name(1)	Grant	Estimated Future Payouts Under Non-Estimated Future Payouts Under Equity						All Other Stock Awards: Number of Shares of Stock or Units(6) (#)	All Other Option Awards: Number of Securities Base Underlying Options (#)	Exercise or Securities Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Equity Incentive Plan Awards(1)			Incentive Plan Awards(5)
		Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Franklin	2/22/23	500,000	1,000,000	1,500,000	35,895	55,816	95,659	—	26,292	$45.39	2,822,794
Schuller	2/22/23	165,750	331,500	497,250	5,255	14,723	21,020	3,821	6,936	$45.39	726,719
Rhodes	2/22/23	145,500	291,000	436,500	4,331	12,135	17,324	3,088	5,716	$45.39	596,144
Luning	2/22/23	132,000	264,000	396,000	3,778	10,585	15,112	2,764	4,987	$45.39	523,242
Arnold	2/22/23	83,250	166,500	249,750	2,161	6,053	8,642	1,357	2,851	$45.39	289,013

(1)	The named executive officers’ Non-Equity Incentive Plan Awards are calculated based on the named executive officers’ current annual salary multiplied by the executive’s target incentive compensation percentage times the factors described on pages 55 through 57.
(2)	The Threshold Non-Equity Incentive Plan Award is based on the factors described on pages 55 through 57.
(3)	The Target Non-Equity Incentive Plan Award is based on the factors described on pages 55 through 57.
(4)	The Maximum Non-Equity Incentive Plan Award is based the factors described on pages 55 through 57.
(5)	The February 22, 2023 Equity Incentive Plan Awards in these columns are composed of performance-based RSUs and PSUs for the CEO, Mr. Franklin, and performance- based share units (PSUs) for the other named executive officers which vest on the third anniversary of the grant date as long as the named executive officer is providing service to the Company and the performance goal is achieved.
(6)	Represents service-based restricted stock unit grants to the named executive officers other than Mr. Franklin which vest on the third anniversary of the grant date as long as the named executive officer is providing service to the Company.

Essential Utilities, Inc.   |   72   |   2024 Proxy Statement

Executive Compensation    |    Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options Unexercisable	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested(1)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)(3)
Franklin	—	17,815	34.51	2/27/2028
	—	190,088	35.94	2/28/2029
	17,565	8,783	45.19	2/16/2032
	26,292		45.39	2/22/2033	47,920	1,830,133	106,642	4,073,516
Schuller	—	6,789	30.47	2/22/2027
	—	8,723	34.51	2/27/2028
	—	55,208	35.94	2/28/2029
	4,738	2,370	45.19	2/16/2032
	6,936		45.39	2/22/2033	12,743	486,672	28,374	1,083,828
Rhodes	—	6,856	35.44	2/27/2028
	—	43,694	35.94	2/28/2029
	3,830	1,915	45.19	2/16/2032
	5,716		45.39	2/22/2033	10,415	397,764	23,185	885,623
Luning	—	5,670	30.47	2/22/2027
	—	7,215	34.51	2/27/2028
	—	39,107	35.94	2/28/2029
	3,428	1,714	45.19	2/16/2032
	4,987		45.39	2/22/2033	9,242	352,961	20,555	785,152
Arnold	—	247	30.47	2/22/2027
	—	998	34.51	2/27/2028
	—	8,149	35.94	2/28/2029
	1,683	842	45.19	2/16/2032
	2,851		45.39	2/22/2033	4,789	182,911	10,714	409,281

(1)	All PSUs are subject to the achievement of the applicable performance criteria for the designated performance period, and continued service with the Company to the vesting date; actual results could vary materially at the end of the performance period. All RSUs for Mr. Franklin are subject to the achievement of the applicable performance criteria and his continued service with the Company to the vesting date. All RSUs for the other NEOs are subject to the individual’s continued service with the Company to the vesting date. The following table contains information on outstanding stock option and stock awards held by the named executive officers at December 31, 2023.
(2)	The market value of the RSU and PSU awards include accrued and unpaid dividend equivalents. The dividend equivalents are accrued based upon the assumption that the PSUs would be issued at target.
(3)	The PSU grants made in 2021, 2022, and 2023 for the three year performance periods ended December 31, 2023, December 31, 2024 and December 31, 2025 respectively, consisted of three performance goal metrics. These metrics and the associated achievement are determined by the Compensation Committee as described on pages 55 through 57 of this proxy statement.

Essential Utilities, Inc.   |   73   |   2024 Proxy Statement

Executive Compensation    |    Executive Compensation Tables

The following table sets forth the number of shares underlying outstanding PSUs and RSUs at December 31, 2023:

	Performance Share Units			Restricted Share Units
Named Executive Officer	Performance Period Ends	Date to be Vested, Earned and Paid if Applicable	Number of Units Issued(4)	Vesting Period Ends	Date to be Earned And Paid if Applicabl	Number of Units Issued at Target
Franklin	12/31/23	2/24/24	31,342	2/24/24	2/24/24	17,785
	12/31/24	2/16/25	35,457	2/16/25	2/16/25	14,162
	12/31/25	2/22/26	39,843	2/22/26	2/22/26	15,973
Schuller	12/31/23	2/24/24	8,298	2/24/24	2/24/24	4,709
	12/31/24	2/16/25	9,566	2/16/25	2/16/25	3,821
	12/31/25	2/22/26	10,510	2/22/26	2/22/26	4,213
Rhodes	12/31/23	2/24/24	6,792	2/24/24	2/24/24	3,854
	12/31/24	2/16/25	7,731	2/16/25	2/16/25	3,088
	12/31/25	2/22/26	8,662	2/22/26	2/22/26	3,473
Luning	12/31/23	2/24/24	6,079	2/24/24	2/24/24	3,449
	12/31/24	2/16/25	6,920	2/16/25	2/16/25	2,764
	12/31/25	2/22/26	7,556	2/22/26	2/22/26	3,029
Arnold	12/31/23	2/24/24	2,996	2/24/24	2/24/24	1,700
	12/31/24	2/16/25	3,397	2/16/25	2/16/25	1,357
	12/31/25	2/22/26	4,321	2/22/26	2/22/26	1,732

The following table details the number of RSUs that are vested and earned by the named executive officers under the 2021 RSU grants as of the date of this proxy statement:

Named Executive Officer	Performance Period End	Date Vested, Earned and Paid	Number of RSU Shares Issued
Franklin	12/31/23	2/24/23	17,785
Schuller	12/31/23	2/24/23	4,709
Rhodes	12/31/23	2/24/23	3,854
Luning	12/31/23	2/24/23	3,449
Arnold	12/31/23	2/24/23	1,700

Essential Utilities, Inc.   |   74   |   2024 Proxy Statement

Executive Compensation    |    CEO to Median Employee Pay Ratio

Options Exercised and Stock Vested

Options Exercised and Stock Vested

The following table shows (1) the number of shares of stock options, restricted shares, PSUs or RSUs previously granted to the named executive officers that were exercised, vested or were earned during 2023, and (2) the value realized by those officers upon the exercise, vesting, or payment of such shares based on the closing market price for our shares of Common Stock on the exercise or vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Franklin	—	—	55,520	2,466,754
Schuller	—	—	15,977	709,858
Rhodes	—	—	12,482	554,575
Luning	—	—	11,172	496,372
Arnold	—	—	5,173	229,836

(1)	The Number of Shares Acquired on Vesting column represents the number of shares of common stock issued upon the earning and vesting of the 2021 RSUs in 2024.
(2)	The Value Realized on Vesting column does not include dividend equivalents paid for PSUs and RSUs vesting in the amount of $176,045 for Mr. Franklin, $50,662 for Mr. Schuller, $39,578 for Mr. Rhodes, $35,425 for Mr. Luning, and $16,401 for Ms. Arnold.

CEO to Median Employee Pay Ratio

Here we provide information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Franklin:

To determine our median employee, we chose base salary as our consistently applied compensation measure. We annualized this measure of compensation for those who began their employment during 2023. Using a determination date in December 2023, we calculated the median base salary for all required employees. The annual total compensation of the employee identified as the median employee of the Company (other than Mr. Franklin), was $150,169 and, the annual total compensation of Mr. Franklin was $7,749,950. The annual total compensation for the median employee and Mr. Franklin were calculated under Item 402(c) of Regulation S-K.

Accordingly, the ratio of the annual total compensation of Mr. Franklin to the median of the annual total compensation of all employees of the Company was estimated to be 52 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Essential Utilities, Inc.   |   75   |   2024 Proxy Statement

Executive Compensation    |    Retirement Plans and Other Post-Employment Benefits

Retirement Plans and Other Post-Employment Benefits

Pension Benefits

The following table shows: (1) the number of years of credited service for the named executive officers under our various retirement plans as of December 31, 2023; (2) the actuarial present value of accumulated benefits under those plans as of December 31, 2023; and (3) any payments made to the named executive officers during 2023 under those plans.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service*	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Franklin	Retirement Income Plan for Essential Utilities, Inc. and	22	1,020,098	—
	Subsidiaries Non-Qualified Retirement Plan	31	10,491,894	—
Schuller	Retirement Income Plan for Essential Utilities, Inc. and		—	—
	Subsidiaries Non-Qualified Retirement Plan		—	—
Rhodes	Retirement Income Plan for Essential Utilities, Inc. and		—	—
	Subsidiaries Non-Qualified Retirement Plan		—	—
Luning	Retirement Income Plan for Essential Utilities, Inc. and	12	384,708	—
	Subsidiaries Non-Qualified Retirement Plan	21	1,588,467	—
Arnold	Retirement Income Plan for Essential Utilities, Inc. and		—	—
	Subsidiaries Non-Qualified Retirement Plan		—	—

*	For benefit accrual purposes, credited service in the Qualified Plan is frozen as of December 31, 2014. For early retirement eligibility purposes, service continues to accrue after December 31, 2014 and will equal that shown for the Non-Qualified Retirement Plan.

Essential Utilities, Inc.   |   76   |   2024 Proxy Statement

Executive Compensation    |    Retirement Plans and Other Post-Employment Benefits

Retirement Income Plan (the Retirement Plan)

Essential Utilities sponsors a qualified defined benefit Retirement Plan to provide retirement income to the Company’s employees hired prior to certain dates starting in 2003. Effective December 31, 2014, the eligible named executive officers ceased accruing a benefit under the Retirement Plan. Specifically, their plan compensation and credited service for purposes of determining their benefits were frozen in the Retirement Plan as of December 31, 2014.

For the portion of the Retirement Plan covering certain of the named executive officers, plan compensation is defined as total compensation paid, but excludes contributions made by the Company to a plan of deferred compensation, distributions from a deferred compensation plan, amounts realized from the exercise of stock options or when restricted shares underlying restricted stock units or performance shares become freely transferable, fringe benefits, welfare benefits, reimbursements or other expense allowances, moving expenses and commissions.

The Employee Retirement Income Security Act of 1974, as amended (ERISA), imposes maximum limitations on the annual amount of pension benefits that may be paid, and the amount of compensation that may be taken into account in calculating benefits, under a qualified, funded, defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations.

Benefits earned under the final pay formula for the retirement plan are equal to 1.35% of average plan compensation plus 0.45% of average plan compensation above Covered Compensation for each year of credited service up to 25 years, and 0.5% of average plan compensation for each year of credited service above 25 years.

The annual benefit is subject to a minimum benefit schedule.

•	Average plan compensation is defined as the average of plan compensation over the highest five consecutive years out of the last ten years.
•	Covered Compensation is defined as the average of the Social Security Wage Bases (as defined in the Retirement Plan) in effect for each calendar year during the 35-year period ending with the last day of the calendar year of the benefit determination.

Effective December 31, 2014, years of credited service and plan compensation in the Retirement Plan was frozen for the eligible named executive officers.

Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. All eligible named executive officers are vested in the Retirement Plan. Participants may retire as early as age 55 with 10 years of service. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of vesting service or age 62 with 30 years of vesting service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65 or are reduced actuarially in accordance with the terms of the Retirement Plan and federal law if payment occurs before age 55. Pension benefits earned are payable in the form of a lifetime annuity or can be collected as a lump sum benefit. Married individuals may receive a reduced benefit paid in the form of a qualified joint and survivor annuity. Mr. Fox retired under the Retirement Plan as of November 30, 2022.

Non-Qualified Retirement Plan

Effective December 1, 1989, the Board of Directors adopted a supplemental benefits plan for salaried employees of the Company. On December 1, 2014, the Board of Directors adopted an amended benefits plan for salaried employees of the Company (the Non-Qualified Pension Benefit Plan). The Non-Qualified Pension Benefit Plan is a plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by the ERISA limitations described above. Effective December 31, 2014, the Non-Qualified Pension Benefit Plan was amended to include credited service and plan compensation that the named executive officers would have otherwise accrued under the Retirement Plan if their benefit had not been frozen in the Retirement Plan. In addition, deferred compensation is excluded from the Retirement Plan compensation definition but is included in the calculation of benefits under the Non-Qualified Pension Benefit Plan.

The benefit under the Non-Qualified Pension Benefit Plan is equal to the difference between:

(i)	the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations, absent the freezing of plan compensation and credited service, and including deferred compensation in the final average earnings calculation; and
(ii)	the amount of the benefit actually payable under the Retirement Plan.

Participants may retire as early as age 55 with 10 years of service under the Non-Qualified Pension Benefit Plan. Unreduced benefits are available when a participant attains the earlier of age 65 with 5 years of service or age 62 with 30 years of service. Otherwise, benefits are reduced 3% for each year by which retirement precedes the attainment of age 65. Pension benefits earned under the Non-Qualified Pension Benefits Plan are payable in the form of a lump sum, unless an alternative election is made. An alternative election may be made such that benefits are paid as an annuity for life (and the life of the participant’s spouse upon death), in a series of installments or under certain circumstances transferred at separation from employment to up to five separate distribution accounts under the Company’s Executive Deferral Plan.

Messrs. Franklin and Luning are earning benefits under the Non- Qualified Pension Benefit Plan and are fully vested in those benefits. Mr. Franklin is currently eligible to retire under the Non- Qualified Pension Benefit Plan. Messrs. Rhodes and Schuller do not earn any benefits under the Non-Qualified Pension Benefit Plan. In 2009, the Company began to fund the Non- Qualified Pension Benefit Plan through the use of trust-owned life insurance.

Essential Utilities, Inc. | 77 | 2024 Proxy Statement

Executive Compensation    |    Retirement Plans and Other Post-Employment Benefits

Actuarial Assumptions used to Determine Values in the Pension Benefits Table

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount, which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. Assumptions used to determine the values are the same as those disclosed on the Company’s financial statements as of those dates with the exception of the assumed retirement age and the assumed probabilities of leaving employment prior to retirement. Retirement was assumed to occur at the earliest possible unreduced retirement age (or current age, if later) for each plan in which the executive participates. For purposes of determining the earliest unreduced retirement age, service was assumed to be granted until the actual date of retirement. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age. The key assumptions included in the calculations are as follows:

Retirement Age

	December 31, 2023	December 31, 2022
Discount Rate	5.17%	5.51%
Retirement Age
Franklin	62	62
Luning	65	65
Termination, pre-retirement mortality and disability rates	None	None
Post-Retirement Mortality	40% of the present value for the Retirement Plan is calculated using the PRI-2012 gender specific nondisabled annuitant mortality tables projected generationally from 2012 with Scale MP-2020 improvements. 60% of the present value of the Retirement Plan and 100% of the present value for the Non- Qualified Pension Plan is calculated using a 50% male and a 50% female blended PRI-2012 nondisabled annuitant mortality table projected generationally from 2012 with Scale MP-2020 improvements.	40% of the present value for the Retirement Plan is calculated using the PRI-2012 gender specific nondisabled annuitant mortality tables projected generationally from 2012 with Scale MP-2020 improvements. 60% of the present value of the Retirement Plan and 100% of the present value for the Non- Qualified Pension Plan is calculated using a 50% male and a 50% female blended PRI-2012 nondisabled annuitant mortality table projected generationally from 2012 with Scale MP-2020 improvements.

Please note the following with regard to the incremental pension value above that included in the Pension Benefits Table upon retirement, termination, death and disability:

*	Upon termination, the benefits for Mr. Franklin and Mr. Luning are assumed to be payable as an immediate lump sum from the qualified pension plan and lump sum payment at age 55 from the nonqualified plan (as required by the plan provisions of the nonqualified pension plan). Benefits Payable from the qualified pension plan are actuarially equivalent to the benefit payable at age 65. Benefits payable from the non-qualified plan have been reduced for early commencement by 3% per year of commencement prior to age 65 to the assumed age 55 commencement date.

Retiree medical plan eligibility is age 55 with 15 years of service. We have not included retiree medical plan values for Mr. Franklin and Mr. Luning since they have not attained retirement eligibility for that plan.

Assumptions

Discount Rate: 5.17%

Mortality:

For Qualified Plan: blended 40% gender-specific and 60% unisex (blended 50% male and 50% female). Pri-2012 non-disabled annuitant mortality table without collar adjustments projected generationally from 2012 with Scale MP-2020 improvements.

For Non-Qualified Plan: Pri-2012 unisex (blended 50% male and 50% female) non-disabled annuitant mortality tables without collar adjustments projected generationally from 2012 with Scale MP-2020 improvements.

Essential Utilities, Inc.   |   78   |   2024 Proxy Statement

Executive Compensation    |    Potential Payments Upon Termination or Change-In-Control

Non-Qualified Deferred Compensation

The following table contains information regarding contributions to, earnings on, withdrawals from and balances as of December 31, 2023 for our non-qualified Executive Deferral Plan.

Non-Qualified Deferred Compensation

Name	Registrant Contributions in Last FY ($)(1)	Individual Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Franklin	19,009	—	21,477	(18,013)	168,866
Schuller	50,300	—	19,695	—	199,641
Rhodes	45,427	—	29,379	—	169,095
Luning	3,228	—	16,589	—	19,454
Arnold	14,985	199,383	2,277	—	494,973

(1)	The Company’s and the named executive officers’ contributions to this plan are included in the base salary earned in 2023 in the Summary Compensation Table.
(2)	In 2023, the deferred amounts were invested in mutual funds chosen by the participant under a trust-owned life insurance policy maintained by the Company to fund the Executive Deferral Plan. The earnings shown in this column include the earnings on those mutual funds.
(3)	Prior year contributions were reflected in the Summary Compensation Table for prior years.

Employees with total projected W-2 compensation for 2023 in excess of $180,000 were eligible to participate in the Company’s Executive Deferral Plan for 2023. Participants may defer up to 90% of their salary and 90% of their non-equity incentive compensation under the Company’s Annual Cash Incentive Compensation Plan. At the time the participant elects to make a deferral under the Executive Deferral Plan, the participant is also required to elect the form of payment with respect to the amounts deferred for the upcoming calendar year. If a separation distribution account is elected, the participant may choose to receive his or her distribution in either a lump sum payment or, subject to certain requirements, in annual installments over 2 to 15 years. If a flexible distribution account is elected, the participant will receive his or her distribution in a lump sum payment. The executive officers, including the named executive officers, may not commence the receipt of their account balances and the earnings on these deferrals sooner than the first day of the seventh month following the date of the executive’s separation from employment.

Potential Payments Upon Termination or Change-In-Control

Double-Trigger Change-In-Control

The Company maintains double-trigger change-in-control agreements with its named executive officers. Payments under these agreements are triggered if the named executive officer’s employment is terminated other than for cause or the executive resigns for good reason, as defined in the agreements, within two years after consummation of a change-in-control transaction involving the Company.

The following table provides a summary of the benefits to which each named executive officer would be entitled under the change- in-control agreements.

Payment in Lieu

Name	Multiple of Base Compensation	Years of Health Benefit Continuation Period	Outplacement Services
Franklin	3	3	36 Months
Rhodes	2	2	6 Months
Schuller	2	2	6 Months
Luning	2	2	6 Months
Arnold	2	2	6 Months

Essential Utilities, Inc.   |   79   |   2024 Proxy Statement

Executive Compensation    |    Potential Payments Upon Termination or Change-In-Control

For base compensation under the change-in-control agreements: Base Compensation is defined as current base annual salary, plus the greater of the named executive officers target bonus for the year in which the executive incurs a termination of employment, or the last actual bonus paid to the named executive officer under the Annual Cash Incentive Compensation Plan (or any successor plan maintained by the Company), in all capacities with the Company and its subsidiaries or affiliates. The executive’s Base Compensation would be determined prior to reduction for salary deferred by the named executive officer under any deferred compensation plan of Essential and its subsidiaries or affiliates, or otherwise. The NEO is entitled to receive a pro-rata share of the named executive officer’s target annual cash incentive compensation based on the portion of the calendar year that has elapsed at the time of the named executive officer’s termination. The NEO is also entitled to receive a lump sum payment in lieu of the continuation of certain health benefits for a period of 2 years and outplacement services.

The payment of the multiple of Base Compensation would be made in a lump sum within 60 days after the executive’s termination as defined under the agreement, although under the requirements of Section 409A of the Code, part or all of such payment may need to be deferred until the first day of the seventh month following the date of the named executive officer’s separation from employment. Each executive is required to execute a standard release of the Company as a condition to receiving the payment under the agreement.

For equity incentive awards made under the Plan: (i) for restricted stock units without performance goals, if a change-in-control occurs prior to the vesting date, the restricted stock units would remain outstanding and vest on the vesting date or, if earlier, vest upon a qualified termination event following a change-in-control; (ii) for Options, if a change-in-control occurs prior to any vesting date, the Options would remain outstanding and vest in accordance with the vesting schedule, or, if earlier, accelerate and vest upon a qualified termination event following a change-in-control; and (iii) for performance shares, if a change-in-control occurs, performance would be measured at the date of the change-in-control, and the number of performance shares earned to be determined as of the date of the change-in-control as follows:

•	If a change-in-control occurs more than one year after the grant date, then the number of performance shares earned as of the change-in-control date would be the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.
•	If a change-in-control occurs within one year after the grant date, then the number of performance shares earned as of the change-in-control date would be a pro-rata portion (based on the number of whole months in the applicable performance period worked from the date of grant to the change-in-control) of the greater of (i) the amount earned based on actual performance, or (ii) the target number of performance shares.

Any performance shares that are not earned at the change-in-control date would be forfeited. The vesting of these equity incentives is applicable to all grantees under the Plan.

The number of shares underlying the performance share awards will be earned and paid out at the end of the performance period, or, if earlier, as a double-trigger payment on the date of termination of employment following or in connection with the change-in-control.

For purposes of the change-in-control agreements and the vesting of unvested equity incentives as described above, a change-in-control, subject to certain exceptions, means:

1.	any person (including any individual, firm, corporation, partnership or other entity except Essential, any subsidiary of Essential, any employee benefit plan of Essential or of any subsidiary, or any person or entity organized, appointed or established by Essential for or pursuant to the terms of any such employee benefit plan), together with all affiliates and associates of such person, shall become the beneficial owner in the aggregate of 20% or more of the common stock of Essential then outstanding; or
2.	during any 24-month period, individuals who at the beginning of such period constitute the Board of Directors of Essential cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by Essential’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or
3.	there occurs a sale of 50% or more of the aggregate assets or earning power of Essential and its subsidiaries, or its liquidation is approved by a majority of our shareholders or Essential is merged into or is merged with an unrelated entity such that following the merger the shareholders of Essential no longer own more than 50% of the resultant entity.

The change-in-control agreement for Mr. Franklin and the form of change-in-control agreement for the other named executive officers have been filed with the SEC as exhibits to the Company’s periodic report filings.

Retirement and Other Benefits

Under the terms of our qualified and non-qualified defined benefit retirement plans, eligible salaried employees, including certain named executive officers, are entitled to certain pension benefits upon their termination, retirement, death or disability. In general, the terms under which benefits are payable upon these triggering events are the same for all participants under the qualified and nonqualified plans. The present value of accumulated pension benefits, assumed payable at the earliest unreduced age (or current age, if later), for the named executive officers is shown in the Pension Benefits Table on page 76. The pension benefit values included in the tables on pages 76 through 78 reflect the incremental value above the amounts shown in the Pension Benefits Table for benefits payable upon each triggering event from all pension plans in the aggregate.

Essential Utilities, Inc. | 80 | 2024 Proxy Statement

Executive Compensation    |    Potential Payments Upon Termination or Change-In-Control

The Company sponsors postretirement medical plans to subsidize retiree medical benefits for employees hired prior to certain dates starting in 2003. Under the postretirement medical plans, employees are generally eligible to retire upon attainment of age 55 and completion of 15 years of service. Upon retirement, eligible participants are entitled to receive subsidized medical benefits prior to attainment of age 65 where the subsidy provided is based upon age and years of service upon retirement. Upon attainment of age 65, eligible participants are entitled to receive employer contributions into a premium reimbursement account which may be used by the retiree in paying medical and prescription drug benefit premiums. The postretirement medical benefits shown in the tables on pages 82 through 84 are those which are payable from the Company under each of the triggering events.

Assumptions used to determine the values are the same as those disclosed on the Company’s financial statements. In addition, the Company assumes immediate termination, retirement, death or disability have occurred at December 31, 2023 for purposes of the tables on pages 79 through 80. Participants not eligible to receive benefits if leaving under a triggering event as of December 31, 2023 are shown with zero value in the tables.

Upon termination for any reason, the named executive officer in our Executive Deferral Plan, would be entitled to a distribution of their account balances as shown in the Non-qualified Deferred Compensation table on page 79, subject to the restrictions under the Executive Deferral Plan described on pages 79 through 80. The values of these account balances are not included in the tables on pages 82 through 84. The named executive officers are also eligible for the same death and disability benefits of other eligible salaried employees. These common benefits are not included in the tables on pages 82 through 84.

Under the terms of the Amended and Restated Omnibus Equity Compensation Plan (the Plan):

•	if the employment of the named executive officer terminates, then any vested Options will remain exercisable for 90 days following the date of termination, or if shorter, the remaining term of the stock option;
•	if the named executive officer retires, other than in a change-in- control context, then a prorated portion of the unvested Options will vest if the applicable performance goal is met for the year in which retirement occurs, and the vested Options will remain exercisable for the full term of the Options;
•	if the named executive officer dies or becomes disabled, then any unvested portion of any outstanding Options will become immediately vested, and will remain exercisable for one year following the termination date; and,
•	if, in connection with a change-in-control, the named executive officer’s employment is terminated by retirement, termination without cause or disability or death, then all unvested stock options will accelerate and vest on the termination date. The vested Options shall be exercisable for the applicable period.

Under the terms of the RSUs granted under the Plan, grantees of RSUs will (i) vest in a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement, or

(ii)   vest immediately in unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the restricted stock units shall be issued to the grantee within 60 days following the grantee’s retirement, death or disability, subject to applicable tax withholding and the values of these restricted stock units as of December 31, 2023 are included in the tables on pages 82 through 84.

Under the terms of the performance share unit grants under the Plan, grantees of performance share units will (i) earn a pro-rata portion of unvested grants upon the grantee’s termination of employment as a result of retirement or (ii) earn immediately any unvested grants following the grantee’s termination of employment as a result of death or disability. Shares of Company stock equal to the applicable portion of the performance share units shall be issued to the grantee on the vesting date for such performance share units and the estimated values of these performance share units based on interim performance through December 31, 2023 are included in the tables on pages 82 through 84. For purposes of the performance share units tied to the performance goal of cumulative earnings before taxes, the Company’s actual performance is measured against a pro-rata portion of the performance goal as of year-end. Actual performance results for the full performance period may be substantially different from the amounts presented in the tables on pages 82 through 84.

Termination

For a termination event other than in connection with a change- in-control, the severance plan applicable to the named executive officers other than Mr. Franklin, and Mr. Franklin’s Employment Agreement as described on page 60, provides the named executive officers with a severance benefit of one full year salary and one full year projected bonus and up to six months of continued medical benefits if the named executive officer is terminated for any reason other than for cause.

In addition, once vested, participants are eligible to receive qualified benefits under the Retirement Plan and nonqualified benefits from the Non-Qualified Pension Benefit Plan. Benefits vest upon attaining five years of service. Pension benefits for Messrs. Franklin and Luning are vested and payable from the Retirement Plan as well as the Non-Qualified Pension Benefit Plan.

The full value of the benefits payable due to termination is determined based on the assumed timing and form of the benefits payable as follows: the benefits for Messrs. Franklin and Luning are payable as an immediate lump sum payment or life annuity from the Retirement Plan and an immediate lump sum payment at age 55 from the non-qualified plans. Benefits have been reduced for early commencement by 3% per year of commencement prior to age 65.

Retirement

In the case of retirement, the present value of benefits is determined in the same manner as termination. Messrs. Rhodes, Schuller, and Luning are not currently eligible for retirement benefits. Mr. Franklin is eligible for retirement.

Essential Utilities, Inc. | 81 | 2024 Proxy Statement

Executive Compensation    |    Potential Payments Upon Termination or Change-In-Control

Death

Vested benefits under the Retirement Plan are payable to the participant’s surviving spouse as a single life annuity upon the death of the participant. The benefit will be paid to the spouse as early as the deceased participant’s earliest retirement age (age 55 with ten years of service or age 65). The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2023 in the tables on pages 76 through 78), survived to the earliest retirement age and retired with a qualified contingent annuity.

Vested benefits under the Non-Qualified Pension Benefit Plan are payable to the participant’s surviving spouse as a lump sum (or in certain cases transferred to the Company’s Executive Deferral Plan) upon the death of the participant. The benefit will be equal to 75% of the benefit calculated as if the participant had separated from service on the date of death (assumed to be December 31, 2023 in the tables on pages 76 through 78), survived to the earliest retirement age and retired with a qualified contingent annuity. For each of the participants, the total present value of pension benefits payable upon death is less than the amount shown in the Pension Benefits Table. For purposes of the benefit calculations shown, spouses are assumed to be three years younger than the participant.

Disability

If an individual is terminated as a result of a disability with less than ten years of service, the benefits are payable in the same amount and form as an individual who is terminated. Individuals who terminate employment as a result of a disability with at least ten years of service are entitled to future accruals until age 65 (or earlier date if elected by the participant) assuming level future earnings and continued service. The benefits are not payable until age 65, unless elected by the participant for an earlier age. Upon the attainment of age 65, the individual would be entitled to the same options as an individual who retired from the Retirement Plan.

Messrs. Franklin and Luning have each completed ten years of service. Therefore, for purposes of this present value calculation, these participants are assumed to accrue additional service and earnings until age 65, at which time pension payments are assumed to commence. Mr. Schuller and Mr. Rhodes have not completed ten years of service.

Termination Events Compensation

The total estimated value of the payments that would be triggered by a termination following a change-in-control, a termination other than for cause without a change-in-control, retirement, death or disability for the named executive officers calculated assuming that the triggering event for the payments occurred on December 31, 2023 and assuming a value for our Common Stock as of December 31, 2023 for purposes of valuing the vesting of the equity incentives are shown on the following page:

Christopher H. Franklin

Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	7,311,900	4,000,000	—	—	—
Prorated current year bonus	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000
Payment of accrued dividend equivalents	124,364	—	75,689	124,364	124,364
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	1,789,812	—	1,116,333	1,789,812	1,789,812
Vesting of performance share units	3,800,883	—	2,105,497	3,800,883	3,800,883
Vesting of stock options	—	—	—	—	—
Continuation of welfare benefits	63,846	15,572	—	—	—
Outplacement services	67,500	—	—	—	—
Vested Retirement Benefits
Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	283,294	283,294	283,294	—	283,294
Total	14,441,599	5,298,866	4,580,813	6,715,059	6,998,353

Essential Utilities, Inc.   |   82   |   2024 Proxy Statement

Executive Compensation    |    Potential Payments Upon Termination or Change-In-Control

Daniel J. Schuller

Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,972,930	841,500	—	—	—
Prorated current year bonus	331,500	331,500	331,500	331,500	331,500
Payment of accrued dividend equivalents	33,102	—	20,060	33,102	33,102
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	475,951	—	297,034	475,951	475,951
Vesting of performance share units	1,011,458	—	561,097	1,011,458	1,011,458
Vesting of stock options	—	—	—	—	—
Continuation of welfare benefits	63,846	15,572	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	—	—	—	—	—
Total	3,908,787	1,188,572	1,209,691	1,852,011	1,852,011

Matthew R. Rhodes

Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,806,508	776,000	—	—	—
Prorated current year bonus	291,000	291,000	291,000	291,000	291,000
Payment of accrued dividend equivalents	27,038	—	16,446	27,038	27,038
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	389,000	—	242,466	389,000	389,000
Vesting of performance share units	826,530	—	457,655	826,530	826,530
Vesting of stock options	—	—	—	—	—
Continuation of welfare benefits	63,559	15,502	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	—	—	—	—	—
Total	3,423,635	1,082,502	1,007,567	1,533,568	1,533,568

Essential Utilities, Inc.   |   83   |   2024 Proxy Statement

Executive Compensation    |    Potential Payments Upon Termination or Change-In-Control

Christopher P. Luning

Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,638,894	704,000	—	—	—
Prorated current year bonus	264,000	264,000	264,000	264,000	264,000
Payment of accrued dividend equivalents	23,991	—	14,522	23,991	23,991
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	345,189	—	216,178	345,189	345,189
Vesting of performance share units	732,063	—	407,480	732,063	732,063
Vesting of stock options	—	—	—	—	—
Continuation of welfare benefits	63,559	15,502	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Pension Benefits Table	—	—	608,898	—	715,760
Present value of retiree medical benefits	230,963	230,963	230,963	—	230,963
Total	3,318,659	1,214,465	1,742,041	1,365,243	2,311,966

Colleen M. Arnold

Payments and Benefits Upon Separation	Change-in- Control $	Termination $	Retirement $	Death $	Disability $
Triggered Payments and Benefits
Severance Payment	1,140,000	536,500	—	—	—
Prorated current year bonus	166,500	166,500	166,500	166,500	166,500
Payment of accrued dividend equivalents	12,024	—	7,356	12,024	12,024
Vesting of restricted stock	—	—	—	—	—
Vesting of restricted share units	178,869	—	108,911	178,869	178,869
Vesting of performance share units	383,730	—	207,028	383,730	383,730
Vesting of stock options	—	—	—	—	—
Continuation of welfare benefits	44,539	10,863	—	—	—
Outplacement services	20,000	—	—	—	—
Vested Retirement Benefits
Pension Benefits Table	—	—	—	—	—
Present value of retiree medical benefits	—	—	—	—	—
Total	1,945,662	713,863	489,795	741,123	741,123

Essential Utilities, Inc.   |   84   |   2024 Proxy Statement

Proposal 3:

Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal 2024

The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for the Company for the 2024 fiscal year. PwC has been the Company’s independent registered public accountants since 2000. The Board of Directors recommends that shareholders ratify the appointment.

The Audit Committee of our Board of Directors carefully considers the qualifications of the independent auditors before engaging them to conduct an audit and has the oversight authority with respect to the performance of the independent auditors. Although shareholder ratification of the appointment of PwC is not required by law or the Company’s Bylaws, the Board of Directors believes it is good practice to give our shareholders the opportunity to ratify the appointment. If the shareholders do not ratify the appointment of PwC, then the Audit Committee will take their views into consideration and may or may not consider the appointment of another independent registered public accounting firm for the Company for future years. Even if the appointment of PwC is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm during the year if the Audit Committee determines such a change would be in the best interests of the Company.

Representatives of PwC are expected to be present at the 2024 Annual Meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

PwC has informed us that they are not aware of any relationships between their firm and the Company other than the professional services discussed in Services and Fees below.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm to ensure that such services do not impair the auditor’s independence from the Company. The Audit Committee has established a procedure to pre-approve all auditing and non-auditing fees proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the accountants for that purpose. Consideration and approval of such services occurs at the Audit Committee’s regularly scheduled meetings, or by unanimous consent of all the Audit Committee members between meetings. All fees and services were pre-approved by the Audit Committee for the 2023 fiscal year.

Essential Utilities, Inc. | 85 | 2024 Proxy Statement

Proposal 3:    |    Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Fiscal 2024

Services and Fees

The following table presents the fees paid to PwC for professional services rendered with respect to the 2023 and 2022 fiscal years:

Fiscal Year	2023	2022
Audit Fees(1)	$3,093,000	$3,099,000
Audit-Related Fees(2)	$—	$24,000
Tax Fees(3)	$60,000	$80,000
All Other Fees(4)	$66,600	$87,400
TOTAL	$3,219,600	$3,290,400

(1)	Represents fees for any professional services provided in connection with the audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), non-recurring audit fees of $389,000 (2023) and $375,000 (2022), reviews of the Company’s interim financial statements included in Form 10-Qs, audits of the Company’s subsidiaries, issuance of consents, review of comment letter, and comfort letter procedures.
(2)	Represents fees for services in connection with pre-implementation work for enterprise computer system implementations, accounting consultations of acquisitions, consultation concerning implementation of auditing standards, and regulator required workpaper reviews.
(3)	Represents fees for any professional services in connection with the review of the Company’s federal and state tax returns.
(4)	Represents fees for software licensing for accounting research, a utility and technical accounting seminar, and out-of-pocket expenses

Essential Utilities, Inc.   |   86   |   2024 Proxy Statement

Proposal 3:    |    Audit Committee Report

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report, including:

•	the quality of the accounting principles, practices and judgments;
•	the reasonableness of significant judgments;
•	the clarity of disclosures in the financial statements; and
•	the integrity of the Company’s financial reporting processes and controls.

The Committee also discussed the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered public accounting firm and the Company.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board and of the Securities and Exchange Commission regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of non-audit services with the accountants’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Respectfully submitted,

Lee C. Stewart, Chairman

David A. Ciesinski

Edwina Kelly

W. Bryan Lewis

February 20, 2024

Essential Utilities, Inc. | 87 | 2024 Proxy Statement

Proposal 4:

Ratification of an Amendment to the Bylaws to Implement Universal Proxy Rules Governing Contested Elections of Directors.

At the 2024 Annual Meeting, shareholders are being asked to ratify the Board of Directors’ approval of an amendment to the Company’s Bylaws amending the nomination process through which a shareholder can submit a nomination for election of a person or persons to serve on the Board in accordance with the universal proxy rules.

Why you should vote to ratify this Amendment

On October 25, 2023, upon the recommendation of the Corporate Governance Committee, the Board of Directors amended and restated the Company’s Bylaws to principally amend Section 4.14 of the Bylaws to set forth the nomination process whereby a shareholder can submit a nomination for election of a person or persons to serve on the Board, other than pursuant to the “proxy access” nomination process set forth in Section 4.15 of the Bylaws. These changes were made to revise the Company’s prior nomination process to implement the universal proxy rules governing contested elections of directors under Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

The Board recommends ratifying this Bylaw Amendment which is designed to implement the universal proxy rules governing contested elections of directors.

Because this Proposal 4 provides only a summary of the Bylaw Amendment, it may not contain all of the information that is important to you. You should read Appendix B containing the amended portions of the Bylaws, as amended and restated, carefully before you decide how to vote.

Background

Our Board of Directors regularly reviews our corporate governance practices to ensure that these practices, including the procedures for nominating director candidates or submitting a proposal to shareholders for consideration at an annual meeting, remain in the best interests of the Company and its shareholders and in compliance with applicable laws. After carefully and thoroughly considering the issue, the Board of Directors amended the Bylaws to implement these universal proxy rules.

Summary of Amendment for Ratification

The Company’s Bylaws have always had requirements for any notice provided by a shareholder under the Bylaws to be in proper form. The additional requirements are designed to allow shareholders voting by proxy to vote with the same information and in the same manner they would if they voted in person.

On October 25, 2023, our Board of Directors approved and adopted Amended and Restated Bylaws of the Company effective as of such date. The amendments to the Bylaws principally amend Section 4.14 of the Bylaws to set forth the nomination process whereby a shareholder can submit a nomination for election of a person or persons to serve on the Board, other than pursuant to the “proxy access” nomination process set forth in Section 4.15 of the Bylaws. These changes were made to revise the Company’s prior nomination process to implement the universal proxy rules governing contested elections of directors under Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Significantly, the amendments:

•	require the nominating person to provide proper notice and make representations to the Company with respect to any such nominations in accordance with Rule 14a-19 promulgated under the Exchange Act;
•	set out the time frames for such notice submissions to the secretary of the Company;
•	require any shareholder submitting a nomination for election of a person or persons as a director or directors of the Company to provide the Company with reasonable and timely documentary evidence that the shareholder has complied with the nomination notice requirements;
•	require any shareholder soliciting proxies in accordance with the representations of Rule 14a-19 to notify the Company of any change in such intent within two business days;

Essential Utilities, Inc. | 88 | 2024 Proxy Statement

Proposal 4:    |    Ratification of an Amendment to the Bylaws to Implement Universal Proxy Rules Governing Contested Elections of Directors.

•	clarify how votes of shareholders are treated in the event the Company receives proxies for disqualified or withdrawn nominees for the Board;
•	limit the number of nominees a shareholder may nominate for election at a meeting of shareholders to the number of directors to be elected at such meeting; and
•	require a shareholder soliciting proxies from other shareholders to use a proxy card color other than white.

The amendment and restatement of the Bylaws also makes clarifying changes in other sections of the Bylaws to be consistent with the changes to Section 4.14.

This Amendment took effect upon adoption and the process was first available to shareholders beginning with this 2024 Annual Meeting.

Essential Utilities, Inc.   |   89   |   2024 Proxy Statement

Annual Meeting Information

Questions and Answers About the 2024 Annual Meeting

WHAT IS THE PROXY?

The proxy card or electronic proxy that you are being asked to give is a means by which a shareholder may authorize the voting of his or her shares at the meeting if he or she does not expect to attend in person. The individuals to whom you are giving a proxy to vote your shares are Christopher P. Luning, our Executive Vice President and General Counsel, and Daniel J. Schuller, our Executive Vice President and Chief Financial Officer.

The shares of common stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder’s direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the proxy card or electronic proxy or voting via telephone. If the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented at the meeting or any adjournment or postponement thereof for action, then the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment.

WHY AM I RECEIVING A NOTICE OF AVAILABILITY OVER THE INTERNET?

As permitted by SEC rules, the Company is furnishing proxy materials to many of our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a notice of availability over the Internet of the proxy materials (Notice) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

The Notice is being sent to shareholders of record as of March 4, 2024, on or about March __, 2024. Proxy materials, which include the Notice of Annual Meeting of Shareholders, this proxy statement and the Annual Report to Shareholders for the year ended December 31, 2023, including financial statements and other information about the Company and its subsidiaries (the Annual Report), are first being made available to shareholders of record as of March 4, 2024, on or about March __, 2024.

WHO IS ENTITLED TO VOTE?

Holders of shares of the Company’s common stock of record at the close of business on March 4, 2024, are entitled to vote at the meeting. Each shareholder entitled to vote is entitled to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder’s name.

WHAT IS A QUORUM?

A quorum of shareholders is necessary to hold a valid meeting of shareholders for the transaction of business. The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum.

Abstentions and broker non-votes (explained below) are counted as present and entitled to vote for purposes of determining a quorum.

HOW MANY SHARES CAN VOTE?

As of March 4, 2024, there were 273,515,794 shares of Common Stock outstanding and entitled to be voted at the meeting. Shares can be voted in the following way according to the instructions set out in the proxy materials:

•	Electronically via the internet before the meeting at www.proxyvote.com or during the meeting at www.virtualshareholdermeeting.com/WTRG2024;
•	By telephone before the meeting; or
•	By mail.

WHAT IS THE DEADLINE FOR VOTING?

If you vote by proxy and are not a Plan participant, we must receive the proxy by 11:59 P.M. ET on April 30, 2024, in order for your vote to count. If you vote by proxy and are a Plan participant, we must receive the proxy by 11:59 P.M. ET on April 28, 2024, for your vote count. If you vote electronically over the Internet or by telephone, you must do so by 11:59 p.m. ET on April 30, 2024.

IF A PROXY IS EXECUTED, CAN A SHAREHOLDER STILL ATTEND THE MEETING ?

Yes; executing the accompanying proxy or voting through an electronic proxy or voting by telephone will not affect a shareholder’s right to attend the meeting and, if desired, to vote during the meeting. Any vote during the meeting will nullify a previously granted proxy. You can submit a proxy and still attend the meeting without voting during the meeting.

Essential Utilities, Inc. | 90 | 2024 Proxy Statement

Annual Meeting Information    |    Questions and Answers About the 2024 Annual Meeting

HOW DO I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

All shareholders as of the record date, or their duly appointed proxies, may participate in the virtual 2024 Annual Meeting.

•	Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the 2024 Annual Meeting will begin promptly at 8:00 a.m., Eastern Time on May 1, 2024. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our shareholders to access the meeting prior to the start time.
•	Log in Instructions. To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/WTRG2024. Shareholders will need their unique 16-digit control number, which appears on the Notice or proxy card and the instructions that accompanied the proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than April 30, 2024, so that you can be provided with a control number and gain access to the meeting.
•	Submitting Questions at the virtual Annual Meeting. Shareholders can submit their questions during the live event, and there will be a question and answer session in accordance with the Annual Meeting’s Rules of Conduct for questions that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. To submit a question, once logged in, use the Q&A button to open the panel, enter a question in the field labeled “Submit a question,” and click submit.
•	The Annual Meeting’s Rules of Conduct will be posted on https://www.Essential.co/investor-relations approximately 2 weeks prior to the date of the Annual Meeting.
•	Technical Assistance. Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

•	Availability of live webcast to team members and other constituents. The live audio webcast will be available to not only our shareholders but also our team members and other constituents.

WHAT IS A BENEFICIAL OWNER?

If your shares are held by a brokerage firm, bank, trustee or other agent (known as a “nominee”), your nominee is the stockholder of record and you are the “beneficial owner.” As the beneficial owner, you have the right to direct how your shares will be voted. Your nominee will give you instructions for voting by telephone or online or, if you specifically request a copy of printed proxy materials, you may use a proxy card or instruction card provided by your nominee.

HOW DO I VOTE AT THE VIRTUAL ANNUAL MEETING?

If you plan to vote at the meeting, you can do so by logging in to the online virtual 2024 Annual Meeting platform. Once logged in, use the Voting button to open the voting and submit your vote. If you are a shareholder of record, you have the right to vote electronically at the 2024 Annual Meeting. If you are the beneficial owner of shares held in street name, you may also vote electronically at the 2024 Annual Meeting if you follow the instructions from your broker, bank or other nominee to vote those shares. Please note, you must get instructions from your broker, bank or other nominee to vote any shares for which you are the beneficial owner, but not the shareholder of record.

DO I HAVE TO WAIT TO VOTE AT THE VIRTUAL ANNUAL MEETING?

No. We recommend that you vote in advance by proxy so that your vote is recorded and counted prior to the meeting. You can still attend the meeting.

CAN I REVOKE OR CHANGE MY VOTE?

Yes. Any shareholder giving a proxy card or voting by electronic proxy or voting by telephone has the right to revoke the proxy or the electronic or telephonic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, by making a later-dated vote electronically or by telephone, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a previously granted proxy.

WHY DID I RECEIVE ONLY ONE COPY OF THE PROXY MATERIALS WHEN TWO SHAREHOLDERS LIVE AT MY ADDRESS?

We have adopted a procedure approved by the SEC called householding for eligible shareholders who live at the same address. Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the Proxy Materials or the Notice. Householding helps us reduce our printing costs and postage fees, as well as the environmental impact of the meeting. Shareholders may elect to receive individual copies of the Proxy Materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, or by mail at Broadridge Householding Dept., 51 Mercedes Way, Edgewood, New York 11717. Shareholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request using the contact information provided above.

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Annual Meeting Information    |    Questions and Answers About the 2024 Annual Meeting

WHAT ARE THE VOTING REQUIREMENTS TO APPROVE EACH PROPOSAL? WHAT IS THE IMPACT OF ABSTENTIONS AND BROKER NON-VOTES ON EACH PROPOSAL?

The following table summarizes the vote required for the approval of each proposal and the impact, if any, of abstentions and broker- non votes.

Proposal	Voting Options	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
PROPOSAL 1 Election of directors	For, Against, or Withhold for each nominee	Plurality of the votes cast*	No effect on this proposal	No effect on this proposal
PROPOSAL 2 Advisory vote on executive compensation	For, Against, or Abstain	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	No effect on this proposal
PROPOSAL 3 Ratification of the appointment of PricewaterhouseCoopers LLP	For, Against, or Abstain	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	Not applicable as brokers have discretionary authority to vote on this proposal
PROPOSAL 4 Ratification of an Amendment to the Bylaws’ nomination process to implement universal proxy rules governing contested elections of directors	For, Against, or Abstain	Affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting	No effect on this proposal	Not applicable as brokers have discretionary authority to vote on this proposal

*	In accordance with the Company’s current resignation policy, in an election where the only nominees are those recommended by the Board of Directors, any incumbent director who is nominated for re-election and who receives a greater number of WITHHOLD votes than FOR votes for the director’s election must promptly tender a resignation to the Board of Directors.

The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required to take action with respect to any matter properly brought before the meeting, other than the election of directors, on the recommendation of a vote of a majority of the entire Board of Directors.

The affirmative vote of at least three quarters of the votes which all voting shareholders, voting as a single class, are entitled to cast is required to take action about any other matter properly brought before the meeting, other than the election of directors, without the recommendation of a vote of a majority of the entire Board of Directors.

WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under NYSE rules for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is only permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2024 fiscal year unless the record holder receives voting instructions from you.

Your bank, broker, or other holder of record may not vote on the election of directors or the advisory vote on the compensation paid to the Company’s named executive officers for 2023 without your voting instructions. If you do not provide voting instructions on these matters, a broker non-vote will occur and your shares will not be represented.

WHO PAYS FOR THE COST OF SOLICITING PROXIES?

The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement at the rate suggested by the New York Stock Exchange (the NYSE) of brokerage houses, nominees, custodians and fiduciaries for forwarding proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained Alliance Advisors LLC to assist in the solicitation of proxies from brokers, bank nominees, other institutional holders, and individual holders of record. The fee paid to Alliance Advisors

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Annual Meeting Information    |    Questions and Answers About the 2024 Annual Meeting

LLC for normal proxy solicitation does not exceed $10,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies, although no compensation will be paid by the Company for such efforts.

PROCESS FOR SUBMITTING SHAREHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING

Who can submit a shareholder proposal at an annual meeting of shareholders?

Shareholders may submit proposals involving proper subjects for inclusion in the Company’s proxy materials for consideration at an Annual Meeting of Shareholders by following the procedures prescribed by Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

What is the deadline for submitting shareholder proposals for inclusion in the Company’s proxy materials for the next annual meeting?

To be eligible for inclusion in the Company’s proxy materials relating to the 2025 Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company at the address below no later than December 1, 2024.

What is the deadline for proposing business to be considered at the next annual meeting, but not to have the proposed business included in the Company’s proxy materials?

Section 3.17 of the Company’s Bylaws requires that the Company receive written notice of business that a shareholder wishes to present for consideration at the 2025 Annual Meeting of Shareholders (other than matters to be included in the Company’s proxy materials) between January 26, 2025, and February 26, 2025. The notice must meet certain other requirements set forth in the Company’s Bylaws. Copies of the Company’s Bylaws can be obtained by submitting a written request to the Secretary of the Company.

Proposals, notices and requests for a copy of our Bylaws should be addressed as follows:

Corporate Secretary
Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

Nominating Candidates for Director

HOW DOES A SHAREHOLDER NOMINATE A DIRECTOR FOR ELECTION TO THE BOARD OF DIRECTORS AT THE 2024 ANNUAL MEETING?

A shareholder entitled to vote for the election of directors may make a nomination for director provided that written notice (the Nomination Notice) of the shareholder’s intent to nominate a director at the meeting is filed with the Secretary of the Company in accordance with provisions of the Company’s Articles of Incorporation and Bylaws.

Section 4.14 of the Company’s Bylaws requires the Nomination Notice to be received by the Secretary of the Company between 14 days and 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Nomination Notice must contain or be accompanied by the following information:

1.	Residence of the shareholder who intends to make the nomination;
2.	A representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Nomination Notice;
3.	Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC’s proxy rules had each nominee been nominated, or intended to be nominated, by the Board;
4.	A description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and
5.	The consent of each nominee to serve as a director of the Company if so elected.

In addition to satisfying the foregoing advance notice requirements under the Company’s By-Laws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no earlier than December 31, 2024, and no later than January 31, 2025.

WHAT IS THE DEADLINE FOR SUBMITTING A NOMINATION NOTICE FOR THE 2024 ANNUAL MEETING?

A Nomination Notice for the 2024 Annual Meeting must be received by the Secretary of the Company no later than April 18, 2024.

WHAT IS THE PROCESS FOR USING THE PROXY ACCESS BYLAW FOR THE 2025 ANNUAL MEETING?

The Company Bylaws, at Section 4.15, set forth the process to be followed if you want to have a director nominee included in the Company’s proxy statement for the 2025 Annual Meeting. The Bylaws can be found on our website at www.essential.co/ corporate-governance/documents. To be timely, a nomination under the proxy access bylaw must be received between November 1, 2024, and December 1, 2024.

Essential Utilities, Inc. | 93 | 2024 Proxy Statement

Annual Meeting Information    |    Additional Information

Additional Information

The Company will provide without charge, upon written request, a copy of the Company’s Annual Report on Form 10-K for 2023 and 2023 Annual Report to Shareholders. Please direct your request to Investor Relations Department, Essential Utilities, Inc., 762 W. Lancaster Ave., Bryn Mawr, PA 19010. Copies of our Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company’s website: www.Essential.co.

Other Matters

The Board of Directors is not aware of any other matters that may come before the meeting. However, if any further business should properly come before the meeting, the individuals named in the enclosed proxy will vote upon such business in accordance with their judgment.

By Order of the Board of Directors,

KIMBERLY A. JOYCE

Secretary

March __, 2024

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Appendix A

Essential Utilities, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

Adjusted income is a non-GAAP financial measure that is derived from the following GAAP financial measure:

Year Ended December 31, 2023
Net income (GAAP financial measure)	$498,226
Adjustments:
Weather normalization of gas business and non-core revenue	39,638
Normalization of non-core expenses	9,301
Transaction-related expenses	863
Income tax effect of non-GAAP adjustments	(13,944)
Adjusted income (Non-GAAP financial measure)	$534,084
Net income per common share (GAAP financial measure):
Basic	$1.86
Diluted	$1.86
Adjusted diluted income per common share (Non-GAAP financial measure):	$2.00
Average common shares outstanding:
Basic	267,171
Diluted	267,659

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Appendix B

Amendment To

Amended and Restated Bylaws of
Essential Utilities, Inc.

(A Pennsylvania Corporation)

This Amendment, dated and effective as of October 25, 2023 (the “Effective Date”), amends the Amended and Restated Bylaws, last amended and restated February 16, 2022 (the “Bylaws”), of Essential Utilities, Inc., a Pennsylvania corporation (the “Corporation”). This amendment is authorized by the Board of Directors of the Corporation in accordance with Article VIII, Section 8.08(ii) of the Bylaws and Section 1504 of the Pennsylvania Business Corporation Law of 1988, as amended.

Article III, Section 3.17 is hereby amended by adding the following as the penultimate paragraph of Section 3.17:

“For the avoidance of doubt, any shareholder nomination of a director candidate or candidates to be considered at an annual meeting of shareholders shall be made in accordance with Article IV, Section 4.14 or Section 4.15 of these Bylaws.”

Article IV, Section 4.14 of the Bylaws is hereby deleted in its entirety and replaced with the following:

Section 4.14    Nomination of Directors.

(a)     General. At an annual meeting of shareholders, only such nominations of persons for election to the board of directors shall be considered as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a stockholder who (x)(1) is a stockholder of record of the corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the corporation) both at the time the notice provided for in paragraph (b) of this Section 4.14 is delivered to the secretary of the corporation and on the record date for the determination of shareholders entitled to vote at the annual meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in paragraphs (b) and (c) of this Section 4.14 or (y)(1) qualifies as an Eligible Shareholder (as defined in Section 4.15(c)(1) of this ARTICLE IV) and (2) complies with the procedures set forth in such Section 4.15. Shareholders seeking to nominate persons for election to the board of directors must comply with this Section 4.14 or Section 4.15 of this ARTICLE IV, as applicable.

(b)     Notice required. Nominations for election of directors may be made by any shareholder entitled to vote for the election of directors, provided that written notice (the “Notice”) of such shareholder’s intent to nominate a director at the meeting is given by the shareholder and received by the secretary of the corporation in the manner and within the time specified herein. The Notice shall be delivered to the secretary of the corporation not less than 90 days nor more than 120 days prior to any meeting of the shareholders called for the election of directors. In lieu of delivery to the secretary of the corporation, the Notice may be mailed to the secretary of the corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary of the corporation.

(c)     Contents of Notice. The Notice shall be in writing and shall contain or be accompanied by:

(1)       the name and address, as they appear on the corporation’s books, of such shareholder and of any beneficial owners on whose behalf the nomination is made;

(2)       a representation that the shareholder is a holder of record of the corporation’s voting stock entitled to vote for the election of Directors, will continue to be a holder of record of shares entitled to vote for the election of Directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

(3)       with respect to such shareholder and any such beneficial owner (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any Derivative Instrument (as defined in Section 3.17) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the

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Appendix B

corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such Notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 4.14(b) shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date;

(4)       such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Exchange Act (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or board of directors of the corporation;

(5)       a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholder;

(6)       the consent of each nominee to serve as director of the corporation if so elected; and

(7)       a representation that the shareholder will (i) solicit proxies from shareholders of the corporation’s common stock representing at least 67% of the voting power of the shares of common stock entitled to vote on the election of directors, (ii) include a statement to that effect in its proxy statement and/or the form of proxy, (iii) otherwise comply with Rule 14a-19 promulgated under the Exchange Act and (iv) provide the secretary of the corporation not less than five business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the secretary in good faith) that such shareholder complies with such representations.

(d)     Proper and Timely. For a shareholder’s written notice to the secretary of the corporation to be proper and timely, a shareholder providing notice of the nomination of any person for election to the board of directors proposed to be made at the meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.14 shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement (or, if applicable, written confirmation that the information provided in such notice is still true and correct as of the applicable date) shall be delivered to, or mailed to and received by, the secretary of the corporation at the principal executive office of the corporation no later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and no later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). A shareholder, in his or her initial written notice of any business to the secretary of the corporation, shall confirm his or her intention to update and supplement such notice as required herein. Notwithstanding the foregoing, if a shareholder providing notice in order to solicit proxies in support of director nominees other than the corporation’s nominees, if any, no longer intends to solicit proxies in accordance with its representations pursuant to this Section 4.14, such shareholder shall inform the corporation of this change by delivering a writing to the secretary of the corporation no later than two business days after the occurrence of such change.

(e)     Determination of compliance. If a judge or judges of election shall not have been appointed pursuant to these bylaws, the chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all shareholders of the corporation for any purpose.

(f)      Additional Requirements. In the event the corporation receives proxies for disqualified or withdrawn nominees for the board of directors, such votes for such disqualified or withdrawn nominees in the proxies will be treated as abstentions. The number of nominees each shareholder may nominate for election at an annual meeting shall not exceed the number of directors to be elected at such annual meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board of directors.”

Article IV, Section 4.15(d)(1)(v) of the Bylaws is hereby deleted in its entirety and replaced with the following:

“(v) a written notice, in a form deemed satisfactory by the board of directors, of the nomination of each Shareholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder: (a) the information that would be required to be set forth in a Notice pursuant to Section 4.14 of these Bylaws (other than in Section 4.14(c)(7); (b) a representation and warranty that the Nominating Shareholder acquired the securities of the corporation in the ordinary course of

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Appendix B

business and did not acquire, and is not holding, securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation; (c) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s); (d) a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the board of directors; (e) a representation and warranty that the Nominating Shareholder will not use any form of proxy and ballot other than the corporation’s form of proxy and ballot in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting; (f) a representation and warranty that each Shareholder Nominee’s candidacy or, if elected, membership on the board of directors would not violate the articles or these bylaws, any applicable law, rule, regulation, order or decree to which the corporation is subject, including rules or regulations of any stock exchange on which the corporation’s shares of common stock are listed; (g) a representation and warranty that each Shareholder Nominee: (i) does not have any direct or indirect relationship with the corporation that would cause the Shareholder Nominee to be deemed not independent pursuant to the corporation’s standards in its Corporate Governance Guidelines and otherwise qualifies as independent under any other standards established by the corporation and the rules of any stock exchange on which the corporation’s shares of common stock are listed; (ii) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the corporation’s shares of common stock are listed; (iii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (iv) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (v) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee; and (vi) meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines and any other standards established by the corporation (notwithstanding this clause (g), for the avoidance of doubt, the board of directors is responsible for making the final determination of the Shareholder Nominee’s independence); (h) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 4.15(c) and intends to continue to satisfy such eligibility requirements through the date of the annual meeting; (i) details of any position of a Shareholder Nominee as an employee, officer or director of any entity, and of any other material relationship with or material financial interest in any entity, within the three years preceding the submission of the Proxy Access Nomination Notice; (j) if desired, a Supporting Statement; and (k) in the case of a nomination by a Nominating Shareholder comprised of a group, the designation by all Eligible Shareholders in such group of one Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination;”

Except as amended above, the Bylaws remain in full force and effect.

Adopted by the Board of Directors: October 25, 2023.

Essential Utilities, Inc.   |   B-3   |   2024 Proxy Statement

Environmental

•       By 2035, Essential will substantially reduce its Scope 1 and 2 greenhouse gas emissions 60% from our 2019 baseline. Progress through end of year 2023 is estimated to be 26%, with a finalized calculation to be published later this year

•       lndustry leading commitment to ensure that finished water does not exceed 13 ppt of certain individual PFAS compounds

•       Consistently favorable comparison against national average for percentage of community water systems with health-based violations

•       Modernization of America’s infrastructure through robust investments that improve sustainability, reliability and safety

Governance

•       56% board diversity, including three female directors and two directors of color

•       Governance Committee provides direct board oversight of Essential’s ESG program and performance

•       ESG Oversight Committee provides direct senior management oversight of Essential’s ESG program and performance

•       Comprehensive board-approved governance policies covering range of ethical, human rights and environmental issues

Social

•       Incorporation of lost time/restricted time incidents, responsible vehicle accident rate and gas damage prevention performance metrics into short-term incentive compensation plan

•       $5 million in charitable giving to 501(c)(3) organizations and $800,000 of matched employee donations to the United Way, along with over 4,700 hours of tracked and paid employee volunteer hours

•       Most controllable spend in states where we operate, and much of this was from local small-to-medium size businesses with which we have long-standing relationships.

Reporting & Merits

•       Extensive ESG reporting (ESG. Essential.co) aligned with Sustainability Accounting Standards Board (SASB), United Nations Sustainable Development Goals (SDGs), Task Force on Climate-Related Financial Disclosures (TCFD), CDP (Carbon Disclosure Project), and American Gas Association (AGA)

•       Recently redesigned and easy- to-navigate ESG microsite

•       Strong scores from ISS, MSCI, CDP and Sustainalytics

•       Renamed to Newsweek’s Most Responsible Companies List and 3BL Media’s Top 100 Best Corporate Citizens

Essential Utilities, Inc.
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

NYSE: WTRG

877.987.2782

www.Essential.co

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